Exhibit 10.7(a)

Execution Copy

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MASTER CONTRACT

FOR THE SALE OF POWER GENERATION EQUIPMENT

AND RELATED SERVICES

Dated as of February 15, 2006

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ARTICLE 26.	Taxes	23

ARTICLE 27.	Intellectual Property	24

ARTICLE 28.	Software License	25

ARTICLE 29.	Proprietary Information	27

ARTICLE 30.	Assignment	29

ARTICLE 31.	Representations and Warranties	30

ARTICLE 32.	Governing Law; Disputes	31

ARTICLE 33.	Miscellaneous	32

Schedule I – Definitions

List of Attachments:

Attachment 1 – Description of Projects and Scheduled Major Component Shipment Dates
Attachment 2 – Scope of Work
Attachment 3 – Payment Schedule
Attachment 4 – Performance Schedule
Attachment 5 – Schedule of Options
Attachment 6 – Power Curve Liquidated Damages
Attachment 7 – Termination Payment Schedule

List of Exhibits:

Exhibit A – Form of Purchase Order
Exhibit B – Form of Mechanical Completion Certificate
Exhibit C – Form of Commercial Operation Certificate
Exhibit D – Form of Acceptance Certificate
Exhibit E- 1/E-2 – Form of Lien Waiver/(Notarized)

List of Appendices:

Appendix A – Technical Specifications

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MASTER CONTRACT

FOR THE SALE OF POWER GENERATION EQUIPMENT

AND RELATED SERVICES

THIS AGREEMENT (this “Contract”) is entered into as of the 15th day of February, 2006, by and between:

General Electric Company, a corporation organized and existing under the laws of the State of New York, U.S.A, with a place of business at One River Road, Schenectady, New York 12345, U.S.A (the “Seller”); and

Noble Environmental Power 2006 Hold Co, LLC, a limited liability company organized and existing under the laws of Delaware, with a principal place of business at 8 Railroad Avenue, Second Floor, Suite 8, Essex, CT 06426, U.S.A. (the “Buyer”).

The Buyer and the Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, the Seller is engaged in the business of manufacturing, delivering, and commissioning wind power generation equipment and providing services related thereto;

WHEREAS, the Buyer intends to develop certain wind energy projects in, as described in further detail in Attachment 1, and/or other wind energy projects to be located in the United States (each individually, a “Project” and collectively, the “Projects”);

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, power generation equipment and related services, each as described in further detail in Attachment 2; and

WHEREAS, the Parties desire to enter into a master contract for the sale of wind power generation equipment and related services pursuant to which the Buyer shall issue a separate turbine purchase order for each wind energy project.

Agreement

NOW, THEREFORE, in consideration of the promises and covenants stated herein, the Parties agree as follows:

ARTICLE 1. Effectiveness and Term

This Contract shall become effective when it has been signed by both Parties and shall continue to be in effect until expiration of the Warranty Period, as extended pursuant to Section 16.3 and/or 16.5, with respect to the last Unit purchased under this Contract.

ARTICLE 2. Purchase and Sale; Purchase Orders

2.1     Purchase and Sale. The Buyer shall purchase and receive from the Seller, and the Seller shall sell and deliver to the Buyer, the Equipment and Services as more fully described in Attachment 2  (together, the “Work”), subject to the terms and conditions of this Contract.

2.2     Purchase Order Procedure. The Parties have in good faith identified the shipment dates of the Equipment for the Projects (the “Scheduled Major Component Shipment Dates”) in Attachment 1  hereto. The Parties shall consult on a monthly basis regarding the progress of the Projects and the availability of the Seller’s facilities for the manufacture of the Equipment. Concurrently with the execution of this Contract, the Buyer shall issue and submit to the Seller a Purchase Order for each Project substantially in the form of Exhibit A (each, a “Purchase Order” or “PO”).

2.3     Options. The Buyer shall have the right to exercise the option to purchase the additional Equipment and/or Services described in the Schedule of Options attached to this Contract as Attachment 5 (the “Options”) on or before the exercise dates stated therein. If any Option is exercised, the Contract Price, the Purchase Order Price and the Payment Schedule shall be adjusted as set forth in Section 13.1 and Attachments 2 and 3.

ARTICLE 3. Projects

The Seller acknowledges that the Projects identified by the Buyer in Attachment 1 hereto are the Buyer’s good faith prediction of projects that the Buyer believes will be developed during the term of this Contract and the Buyer makes no guarantee that any particular Project will be successfully developed. Notwithstanding the foregoing, the Buyer shall purchase a minimum aggregate of *** Units from the Seller.

ARTICLE 4. Shipment

The Seller shall ship the Equipment EXW for equipment manufactured in the United States or DDP for equipment manufactured outside of the United States (Incoterms 2000). The Seller shall ship the Major Components of each Unit in the quantity and on or before each Scheduled Major Component Shipment Date set forth in Attachment 1; provided, however, that the Seller shall not ship any Major Components more than *** days in advance of the applicable Scheduled Major Component Shipment Date without providing the Buyer with advance notice and obtaining the Buyer’s prior consent. The Seller shall ship the remaining Equipment of each relevant Unit within *** Business Days after the applicable Scheduled Major Component Shipment Date as set forth in Attachment 1. No later than *** days (or, where cold weather extreme or corrosion protection is required by the Buyer *** days) prior to each Scheduled Major Component Shipment Date as set forth in Attachment 1, the Buyer shall notify the Seller in writing of the exact location where the Major Components and the remaining Equipment shall be shipped; provided, however, that the Buyer may at any time prior to any Scheduled Major Component Shipment Date notify the Seller of a change in such location and the Seller shall accept such new location subject to the performance of a Site Suitability Analysis with respect to the new location and in accordance with Article 13, and provided further, that the Transportation Charge and Project Support Services set forth in Attachment 2 hereto to be paid by the Buyer for the shipment to the new location shall be re-calculated in accordance with Article 5.

ARTICLE 5. Transportation

5.1     General. The Buyer shall specify in each Purchase Order whether the Buyer wishes the Seller to transport the Equipment to the Site or whether the Buyer has made other arrangements for transportation.

5.2     Transportation by the Seller. If the Purchase Order states that the Seller is to transport the Equipment described in the Purchase Order, the Seller shall load (at no additional charge) and transport that Equipment to the Site as promptly as reasonably possible and shall charge the Buyer a fee for the transportation of that Equipment (the “Transportation Charge”). The Transportation Charge shall be the amount equal to the actual direct costs of transporting that Equipment (excluding overhead and other indirect charges) plus *** percent (***%) of that amount. All of the Seller’s overhead and indirect charges, including, but not limited to, the costs of management, organization and logistics of the transportation and delivery, shall be included in the *** percent (***%).

5.3      Transportation by the Buyer or Third Party. If the Purchase Order states that the Buyer or a third party is to transport the Equipment described in the Purchase Order, the Seller shall then have no obligation to transport the Equipment described in the Purchase Order and shall not charge the Buyer a Transportation Charge for such Equipment: provided, however, that the Seller shall load (at no additional charge) the Equipment on any collecting transport provided by the Buyer or such third party if such Equipment is being shipped from the Seller’s warehouse or manufacturing facility.

ARTICLE 6. Shipment to Storage

If the Seller is ready to ship any Major Component to the Buyer prior to the Scheduled Major Component Shipment Date set forth in Attachment 1 but the Seller cannot ship a Major Component to the Buyer within thirty (30) days after the applicable Scheduled Major Component Shipment Date due solely to any cause not attributable to the Seller, the Seller may ship such Major Component to storage. If such Major Component is placed in storage, including storage at the facility where such Major Component is manufactured, the following conditions shall apply: (a) title and risk of loss shall thereupon pass to the Buyer if it had not already passed; (b) any amounts otherwise payable to the Seller upon delivery or shipment shall be payable upon presentation of the Seller’s invoice(s) and certification of cause for storage; (c) all reasonable expenses incurred by the Seller in connection with such storage, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, purchase of shipping fixtures, storage, removal charges and any taxes relating thereto shall be payable by the Buyer upon submission of the Seller’s invoice(s) and reasonable supporting documentation; (d) the Services provided herein shall be subsequently changed to the rate prevailing at the time of actual use and the Buyer shall pay the net change in the rate; and (e) when the Buyer notifies the Seller that it is ready to accept the Major Component and upon payment of any amounts due hereunder with respect to such Major Component, the Seller shall resume Shipment of such Major Component.

ARTICLE 7. Erection

7.1      Erection by Buyer. The Buyer shall erect each Unit, or cause each Unit to be erected, substantially in accordance with the specifications set forth in Appendix A. The Buyer shall notify the Seller when each Unit achieves Mechanical Completion.

7.2      Special Installation Tools. The Seller shall lend to the Buyer, at no cost to the Buyer, special installation tools for the Buyer’s use only in connection with the installation of the Equipment. The Seller shall supply the special installation tools to the Site at the same time the relevant Equipment for each Unit is delivered. Upon the Seller’s delivery of such special installation tools, the Buyer shall inspect such tools to confirm that they are in good condition and working order. The Buyer acknowledges and agrees that all of the special installation tools provided by the Seller pursuant to this Section 7.2 are owned by the Seller. The Buyer shall (a) return the special installation tools promptly after installation of the final Unit to the Seller in the same condition as received, except for normal wear and tear; (b) pack and load special installation tools at the Buyer’s cost; and (c) ship such tools to locations designated by the Seller at the Seller’s cost. The Buyer shall use such special installation tools at its own risk and in accordance with the Installation Manual and shall use reasonable care in storing, handling and using such special installation tools. If any of the special installation tools is damaged or destroyed during the period in which the Buyer possesses it pursuant to this Contract, then the Buyer shall repair or replace such damaged or destroyed tools at the Buyer’s expense.

7.3      Technical Representatives. The Seller shall provide on-Site technical advisors starting from the Delivery of the first Major Component of the first Unit onsite through the unloading and installation of the last Major Component of the last Unit at a minimum rate of 2 Units per week to a maximum rate of 6 Units per week unless otherwise indicated in the Purchase Order, to advise the Buyer with respect to the Buyer’s compliance with the Seller’s Installation Manual during such unloading and installation and support and coordinate all customer requirements during pre-construction through Final Acceptance of each Project, on a project-by-project basis. The Parties acknowledge and agree that the sole purpose of such on-Site advisors is to provide advice and guidance respecting the installation of the Units and to observe the same.

7.4      Shipping Fixtures. The Seller shall lend to the Buyer, at no cost to the Buyer, shipping fixtures for the Buyer’s use only in connection with the installation of the Equipment. The Seller shall supply the shipping fixtures to the Site at the same time the relevant Equipment for each Unit is delivered. Upon the Seller’s delivery of such shipping fixtures, the Buyer shall inspect such tools to confirm that they are in good condition and working order. The Buyer acknowledges and agrees that all of the shipping fixtures provided by the Seller pursuant to this Section 7.4 are owned by the Seller. All shipping fixtures provided by the Seller shall be made available for pickup promptly after delivery and installation of the Equipment. The Buyer shall pack such shipping fixtures in containers, notify the Seller that they are ready for pickup, and load them onto transport vehicles provided by the Seller. If any of the shipping fixtures is damaged or destroyed during the period in which the Buyer possesses it pursuant to this Contract, then the Buyer shall repair or replace such damaged or destroyed shipping fixtures at the Buyer’s expense. The Buyer also understands and agrees that the Seller will not be liable for any reason, including but not limited to, the supply, misuse or failure of such shipping fixtures, and will not have any right or claim against the Seller for injury, death or damages to the Buyer’s personnel or property, or those of a third party, which may be caused by the use, misuse, or failure of such shipping fixtures, except when such liability is caused by, or such right or claim arises out of, any actions or omissions of the Seller.

ARTICLE 8. Startup and Commissioning; Commercial Operation; Acceptance

8.1      Startup and Commissioning. When the Buyer provides the Seller notice countersigned by the Seller that the Mechanical Completion of a Unit has been achieved in the form attached hereto as

Exhibit B (a “Mechanical Completion Certificate”), the Seller shall Startup and Commission such Unit in accordance with Appendix A on or before the dates established by the Performance Schedule set forth in Attachment 4. If the Seller does not countersign or object to any such Mechanical Completion Certificate within *** days after receipt, such Mechanical Completion Certificate shall be deemed confirmed and agreed to by the Seller on the date that such Mechanical Completion Certificate was originally delivered to the Seller. The Buyer shall achieve Mechanical Completion of the Units at the following rate: (a) *** as a minimum number of Units per week and (b) *** as a maximum number of Units per week; provided, however, that the Buyer may modify either of such rates in accordance with Article 13. If, after Seller’s mobilization for a Project at the Site, the Buyer delays the Mechanical Completion of *** Units for a cumulative total of *** hours or more for any reason other than an excusable event pursuant to Article 22 or suspension pursuant to Article 20, then (a) the Seller shall use commercially reasonable efforts to minimize the impact of such delay on the costs and delays it incurs as a result of such delay, (b) the performance of the Seller’s obligations shall be equitably extended for a period of time based upon the time lost as a result of such delay and the impact on the Seller’s performance of the Work, and (c) the Buyer shall pay the Seller within thirty (30) days after receipt of an invoice from the Seller a reasonable price increase for additional labor incurred by the Seller solely as a result of such delay in excess of the labor the Seller would otherwise have incurred based on the published rates for Technical Advisory Services in effect at the time of such delay.

8.2     Commercial Operation. Each Unit will achieve Commercial Operation on the first date when each of the following has occurred: (a) Mechanical Completion has occurred, (b) the Field Commissioning and Acceptance Test (FCAT) and the Converter Commissioning Test (CCT) have been completed in accordance with Appendix A, (c) the Unit is safely generating electric power, and (d) the Seller has delivered a certificate, including a Punch List (if required), in the form of Exhibit C hereto (a “Commercial Operation Certificate”). Each Project will achieve Commercial Operation when every Unit comprising such Project has achieved Commercial Operation. If the Buyer agrees with such Commercial Operation Certificate and the Punch List, the Buyer shall promptly countersign such Commercial Operation Certificate. If the Buyer does not countersign or object to any such Commercial Operation Certificate and/or Punch List within twenty (20) days after receipt, such Commercial Operation Certificate and/or Punch List shall be deemed confirmed and agreed to by the Buyer on the date that such Commercial Operation Certificate and/or Punch List was originally delivered to the Buyer. If the Buyer provides timely notice that it disputes such Commercial Operation Certificate, the Seller shall either (i) at its sole cost and expense, immediately correct and/or remedy the defects, deficiencies and other conditions so as to achieve Commercial Operation, or (ii) request that the matter be submitted to the dispute resolution procedures set forth in Article 32. If the Buyer provides timely notice that it disputes the Punch List, the Seller shall either (A) modify the Punch List, or (B) request that the matter be submitted to the dispute resolution procedures set forth in Article 32. The foregoing procedures shall be repeated as necessary. Once the Punch List is established, the Seller shall complete all items listed on the Punch List at its sole cost and expense and to the Buyer’s satisfaction as promptly as possible.

8.3     Use. Upon Commercial Operation of a Project, the Buyer shall assume full operational responsibility for such Project. If the Buyer operates or directs the operation of a Unit for commercial purposes prior to the date of Commercial Operation, the Unit will be deemed to have achieved Commercial Operation on the date of the first such use.

8.4     Reliability Calculation. Beginning on the day after the first day of Commercial Operation of each Unit, the Seller shall monitor the data with the SCADA system in order to calculate the reliability of such Unit, and shall perform such calculations in accordance with Appendix A

8.5     Acceptance. Each Unit will achieve Unit Acceptance on the date when it first meets there liability criteria set forth in Appendix A of this Contract. Each Project will achieve Final Acceptance when (a) all Units comprising such Project have achieved Unit Acceptance and (b) the Seller has delivered to the Buyer a certificate for such Project in the form of Exhibit D hereto (an “Acceptance Certificate”). If the Buyer agrees with such Acceptance Certificate, the Buyer shall promptly countersign such Acceptance Certificate. If the Buyer does not countersign or object to such Acceptance Certificate within twenty (20) days after receipt, such Acceptance Certificate shall be deemed confirmed and agreed by the Buyer on the date that such Acceptance Certificate was originally delivered to the Buyer. If the Buyer provides timely notice that it disputes such Acceptance Certificate, the Seller shall either (i) at its sole cost and expense, immediately correct and/or remedy the defects, deficiencies and other conditions so as to achieve Project Acceptance, or (ii) request that the matter be submitted to the dispute resolution procedures set forth in Article 32.

8.6      Spare Parts and Consumables. The Seller shall provide the Buyer with all spare parts and consumables required for Startup and Commissioning of the Seller’s Work at the Seller’s own cost and expense.

ARTICLE 9. Inspections; Work at the Site

9.1      Inspections and Tests at Seller’s Facilities. Upon the submission of reasonable advance notice, the Buyer and/or its representative shall be provided access to the Seller’s facilities during normal business hours to obtain information on production progress and to make inspections of manufacture, assembly and testing of the Equipment. Such access shall be limited to areas relating to the manufacture, assembly and testing of the Equipment and shall be subject to the Seller’s reasonable safety precautions; provided however, that if work of a proprietary nature is being conducted in any such area, the Seller shall limit the extent of the area or areas affected by such work to the maximum extent possible and shall use all commercially reasonable efforts to provide the Buyer with full access to such areas.

9.2      Inspections and Tests at Suppliers’ Facilities. Upon the submission of reasonable advance notice, the Seller shall make commercially reasonable efforts to arrange for the Buyer’s access to Suppliers’ facilities during normal business hours for the purposes described in Section 9.1.

9.3      Inspection Not Acceptance. The Buyer’s inspection of the Equipment or its failure to inspect shall not relieve the Seller of its obligation to fulfill the requirements of this Contract, nor is it to be construed as acceptance by the Buyer.

9.4      Hazardous Substances. If during the performance by the Seller of the Work at the Site the Seller encounters any Hazardous Substance at the Site which requires special handling and/or disposal and which was not Released because of the actions or omissions of the Seller, (a) the Buyer, at its own cost and expense, shall promptly and properly remove and dispose of such Hazardous Substance so that the Work may safely proceed, and (b) the Seller shall not be obligated to commence or continue the Work until the Buyer causes any such Hazardous Substance to be removed. If the Seller produces, transports, or causes by its actions or omissions the Release of any Hazardous Substance , Seller, at its own cost and expense, shall promptly and properly remove and dispose of the Hazardous Substance so that the Work may safely proceed.

9.5      Site Security. During the performance of the Work, the Seller shall comply with reasonable site security requirements provided to the Seller by the Buyer.

9.6      Site Obligations. Within the Seller’s scope of supply defined herein, the Seller shall take all actions reasonably necessary to protect any and all electric lines and poles, telephone lines and poles, public roads, highways, waterways, railroads, sewer lines, natural gas pipelines, drainage ditches, culverts, water wells, or springs and any and all property of third parties from damage as a result of performance of the Work and shall comply with the requirements of all agreements providing the Buyer the right to use the Site. To the extent any such property is damaged in the course of the performance of the Work and is attributable to the negligence or willful misconduct of the Seller or its Subcontractor or Supplier, the Seller shall, at its own cost and expense, rebuild, restore or replace such damaged property.

9.7       Emergencies. In the event of an emergency that endangers persons or property resulting from the Seller’s performance of the Work, the Seller shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall report such incidents as soon as possible to the Buyer.

9.8       Other Contractors. The Seller acknowledges that other contractors may be working at the Site, and the Seller shall cooperate with and shall not unreasonably delay, impede or otherwise impair the work of such contractors.

9.9       Access. During any period in which the Seller is entitled to access to any Unit, the Buyer shall ensure that: (a) the Seller will have reasonably unimpaired access to all plant work areas, station cranes and similar equipment; provided, however, that the Seller shall not unreasonably delay, impede or otherwise impair the activities of the Buyer or the Buyer’s other contractors; and provided further that the Seller shall comply with the Buyer’s and the Buyer’s other contractors’ safety requirements; and (b) a copy of the control room log is available to the Seller.

ARTICLE 10. Manner of Performance

10.1     Compliance with Laws. The Seller shall comply with all applicable Laws governing the manner in which it performs its obligations under this Contract.

10.2     Global Sourcing. The Seller reserves the right in its discretion to obtain, source, subcontract, manufacture, fabricate and assemble the Equipment and any components and systems outside the United States; provided, however, that the Seller shall adhere to the quality standards and warranties of the Seller under the Contract in all cases irrespective of source, and all sourcing shall be consistent with all applicable laws and regulations; and provided, further, that the Seller shall bear full responsibility for all cost increases that occur for whatsoever reason as a result of the Seller’s decision to obtain, source, subcontract, manufacture, fabricate, assemble, or ship the Equipment or any components or systems outside the United States.

10.3     Subcontractors and Suppliers. The Seller shall be responsible for the Work and shall ensure that it conforms in all respects to the requirements of this Contract, regardless of any failure of any of its Subcontractors or Suppliers to perform and regardless of any disagreement between any of its Subcontractors or Suppliers or between any of its Subcontractors or Suppliers and the Seller. The Buyer shall not be deemed to have any contractual obligation to, or relationship with, any of the Seller’s Subcontractor or Supplier by virtue of this Contract.

10.4     Export Controls. In connection with this Contract, the Parties shall comply at all times with all applicable export control laws and regulations of the U.S. Government. The Buyer shall not, except as such laws and regulations may expressly permit, make any disposition by way of transshipment, re-export, diversion or otherwise, of U.S. origin goods and technical data (including computer software), or the direct product thereof, supplied by the Seller hereunder. The obligations of the Parties to comply with all applicable export control laws and regulations shall survive any termination of, or discharge of any other obligations under, this Contract.

10.5       Weapons. The Buyer hereby certifies that the Equipment, Services, technical data, software or other information or assistance furnished by the Seller or its Affiliates under this Contract will not be used in the design, development, production, stockpiling or use of chemical, biological, or nuclear weapons either by the Buyer or by any entity acting on the Buyer’s behalf.

ARTICLE 11. Price

11.1       Contract Price. In consideration of the Equipment and the Services described in Attachment 2, the Buyer shall pay to the Seller the fixed price of US$*** (the “Contract Price”) in accordance with the Payment Schedule and subject to the terms and conditions as set forth in this Contract. Specific quantities and prices shall be incorporated into each individual PO (the total of all such prices (as multiplied by the relevant quantities) in each PO for a given Project, a “Purchase Order Price”). The price of each Unit, including a pro-rata share of the Services, special installation tools and shipping fixtures with respect to each Unit and the SCADA system (collectively, the “Unit Price”), is set forth in Attachment 2 hereto. The currency in which the Contract Price, the Purchase Order Price or any other payments due under this Contract are stated shall be the “Contract Currency.”

11.2       ***.

11.3       Other Adjustments. The Contract Price and/or the Purchase Order Price shall be equitably adjusted from time to time to account for changes indicated in a Change Order in accordance with Section 13.1 or 13.3, as applicable.

11.4       Pricing Assumptions. The Contract Price and each Purchase Order Price are based on the design and manufacture of the Equipment and performance of Services in accordance with: (a) those portions of the codes and standards identified in Appendix A which the Parties agree are applicable to the Equipment; (b) the applicable national Laws of the country where the relevant Equipment is manufactured; (c) the ambient site conditions (including temperature and wind conditions) identified in Appendix A; (d) those site-specific environmental requirements (including those governing noise emissions) identified in Appendix A; and (e) those local Laws (including seismic and wind loading design requirements) which have been identified in Appendix A; in each case as in effect on the date of this Contract. For the avoidance of doubt, the Seller shall bear full responsibility for any subsequent change in codes or standards identified in Appendix A or in applicable national Laws that affect the Seller’s manufacturing, fabrication, production, assembly, shipping or transporting processes or activities under this Contract.

ARTICLE 12. Payment Schedule

12.1        Seller Invoices. Payment shall be made in accordance with the Payment Schedule; provided, however, that for purposes of the Payment Schedule only, the requirements of Section 8.2(c) shall be deemed fulfilled on the date that is fifteen (15) days after the date the last Unit in a Project has fulfilled the requirements of Sections 8.2(a) and (b) if the Unit has not been able to safely generate electric power solely as a result of (a) lack of suitable wind, excessive wind speeds that prevent turbine operation, or sustained on site hub height wind speeds in excess of 33 miles per hour that prevent hub entry, or (b) the failure of the Buyer, the Owner or any third party to provide interconnection or transmission capability. On or before the fifth (5th) day of each month, the Seller shall provide the Buyer with an invoice for all Progress Payments (as so designated on Attachment 3) that are due from the Buyer under this Contract. For the remaining payments reflected on Attachment 3, the Seller shall provide the Buyer with an invoice at any time after completion of such milestone; provided, however, that, if the Seller completes the milestone in advance of the date indicated on Attachment 4 the Buyer shall not be required to make such payment for such milestone more than thirty (30) days prior to the date identified on Attachment 4. The Buyer shall pay the amount of each invoice that is undisputed within thirty (30) days after receipt by wire transfer of immediately available funds. If the thirtieth (30th) day is not a Business Day, the payment shall be due on the next Business Day. Wire transfer instructions shall be provided on each invoice. Late payments shall be subject to an interest charge equal to the Default Rate at that time from the date due until paid in full.

12.2        Lien Releases. The Seller shall provide the Buyer with (a) a final, unconditional lien release in the form attached hereto as Exhibit E- 1 as each group of Units is commissioned together with the invoice for the payment corresponding to the commissioning of each group of Units and (b) a final, unconditional, notarized lien release for all of the Units comprising each Project in the form attached hereto as Exhibit E-2 as the last group of Units comprising such Project is commissioned together with the invoice for the payment corresponding to the commissioning of such group of Units. For the avoidance of doubt, the Buyer shall not be obligated to pay any of the commissioning milestone invoices unless it has received the corresponding lien releases.

12.3        Punch List Withholding. If the Seller presents a Punch List for any Project pursuant to Section 8.2, the Buyer shall have the right to withhold one hundred fifty (150%) of the total value of the items specified on such Punch List, as finalized under Section 8.2, from its payment due and payable to the Seller under the Payment Schedule until the date on which such items are fully completed to the satisfaction of the Buyer.

12.4        Payment to Subcontractors and Suppliers. The Seller shall indemnify and hold harmless the Buyer from the Seller’s failure to promptly pay its Subcontractors and Suppliers with respect to the Startup and Commissioning Work at the Site.

12.5        Buyer Invoices. If at any time the Seller owes any amount to the Buyer (including, without limitation, payments pursuant to Sections 11.2, 17.1, 17.2 and 18.2, the Buyer shall send the Seller an invoice for such amount. The Seller shall pay any amount of such invoice that is undisputed within thirty (30) days after receipt by wire transfer of immediately available funds. If the thirtieth (30th) day is not a Business Day, the payment shall be due on the next Business Day. Wire transfer instructions shall be provided on each invoice. Late payments shall be subject to an interest charge equal to the Default Rate at that time from the date due until paid in full.

12.6       Disputed Payments. Within fifteen (15) calendar days after receipt of any invoice under this Contract, the Party receiving such invoice may, by notice to the Party rendering the invoice, dispute, in good faith, any amount set forth in such invoice; provided, however, that the disputing Party shall pay to the other Party the undisputed portion of the invoiced amount when due. Any dispute relating to any amount of an invoice that is not resolved by the Parties within fifteen (15) days after the receipt of the notice of such dispute shall be resolved as provided in Article 32. If the dispute (or any portion thereof) is resolved in favor of the disputing Party, the other Party shall, within five (5) Business Days after the date of such resolution, pay to the disputing Party amounts corresponding to such portion of the dispute that has been resolved in favor of the disputing Party plus interest at the Default Rate on such amounts from the date payable under the invoice to the date paid.

12.7       Payment or Use Not Acceptance. No payment to the Seller or any use of a Project by the Buyer shall constitute an acceptance of any of the Equipment or Services furnished by the Seller, its Subcontractors or Suppliers hereunder or shall relieve the Seller of any of its obligations or liabilities under this Contract.

ARTICLE 13. Changes

13.1       Buyer-Initiated Changes. The Buyer shall have the right to request that the Seller consider changes to the Equipment or the Services, including the Options described in Section 2.3 and any other modifications, alterations or additions. If the Buyer wishes to request such a change, the Buyer shall notify the Seller in writing. Within fifteen (15) days after receipt of such notice (unless otherwise extended by mutual agreement), the Seller shall advise the Buyer of the feasibility of the requested change, any options for implementing the requested change, and the effect (if any) of each option on the schedule and the Contract Price and/or the Purchase Order Price. The Buyer may then submit to the Seller a draft Change Order.

13.2       Seller-Initiated Changes. If the Seller wishes to propose a change to the Equipment or the Services, the Seller shall submit to the Buyer a draft Change Order.

13.3       Changes in Law or Changes in Codes and Standards. If any Change in Law or Change in Codes and Standards requires a change to the Work that was not otherwise caused by any failure or delay of the Party requesting the change, either Party may propose a change by submitting a draft Change Order to the other Party. The Parties acknowledge that a Change Order shall be granted providing for an equitable adjustment to the time to perform the Work and the Contract Price and/or the Purchase Order Price based on the impacts of such Change in Law or Change in Codes and Standards; provided, however, that if the Seller reasonably determines that any change to the Equipment requested under this Section 13.3 is not practicable, the Seller will so notify the Buyer, and the Buyer may terminate this Contract in accordance with Section 21.1 or may direct completion without change.

13.4       Contents of Draft Change Order. The draft Change Order shall include: (a) a technical description of the proposed change in such detail as the Buyer may reasonably require; (b) a lump sum firm price adjustment (increase or decrease) in the Contract Price and/or the Purchase Order Price, if any, caused by the proposed change and a payment schedule; and (c) all potential effect(s), if any, on the Scheduled Major Component Shipment Dates set forth in Attachment 1, or any other schedule or dates for performance by the Seller hereunder, caused by the proposed change.

13.5       Process for Concluding Change Order. The Buyer shall within ten (10) days after the date of receipt of the draft Change Order either approve or disapprove the draft Change Order, in writing, or request additional time to consider the draft Change Order. If the Buyer approves the draft Change

Order, the Buyer and the Seller shall then sign the Change Order which shall operate as an amendment to this Contract.

13.6       Agreement Required. Notwithstanding anything to the contrary in this Contract, all changes shall be subject to mutual agreement of the Parties, and no Change Order shall be effective until signed by both Parties. Neither Party shall proceed with any requested change until the Change Order has been signed by both Parties.

ARTICLE 14. Spare Parts and Consumables

14.1       Listing of Spare Parts and Consumables. The Seller shall provide to the Buyer a list of recommended spare parts, including any spare parts obtained from equipment manufacturers and other commercial vendors relating to the Work, and the price of each item. The prices listed do not include the cost of delivery, insurance, sales taxes, customs, duties, or other similar charges, all of which shall be the responsibility of the Buyer. The Seller shall also provide the Buyer with a schedule of all consumables required for the assembly, erection, and installation of the Equipment.

14.2       Access to Spare Parts. The Seller shall sell to the Buyer spare parts for the repair of each Unit for a period of at least twenty (20) years after Final Acceptance for the last Project under this Contract; provided, however, that, if the Seller discontinues production of any spare part or otherwise is unable or fails to supply such spare part to the Buyer and the Buyer is unable to obtain such spare part from a readily available commercial vendor, the Seller shall provide to the Buyer the address and identity of the Seller’s Subcontractor or Supplier of such spare part and permission to obtain such spare part directly from such Subcontractor or Supplier; and provided, further, that if the Seller discontinues production of any spare part and the Buyer is unable to obtain such spare part from a readily available commercial vendor or any of the Seller’s Subcontractors or Suppliers, the Seller hereby agrees that the Seller shall not assert, or make any claim under, any of its Intellectual Property rights with respect to such spare part in the event the Buyer elects to make such spare part itself or through its Subcontractors or Suppliers.

ARTICLE 15. Title and Risk of Loss.

15.1       Title Warranty. The Seller warrants and guarantees that legal title to, and ownership of, the Equipment shall be free and clear of any and all liens, security interests, claims or other encumbrances when title thereto passes to the Buyer.

15.2       Transfer of Title. Title to each item of the Equipment shall pass to the Buyer on the date when the Seller makes such item available for Shipment from the warehouse or from the manufacturer’s facility; provided, however, that when such item is to be shipped from within a country other than the U.S., title shall pass to the Buyer when such item has been cleared for import into the U.S. Title to the Services shall pass to the Buyer as performed.

15.3       Transfer of Title upon Termination for Convenience. If this Contract is terminated for the convenience of the Buyer pursuant to Section 21.1, (a) the Seller shall retain title to each terminated Unit, and (b) title to each item of Equipment comprising the non-terminated Units (if applicable) shall pass to the Buyer upon the later of (i) payment to the Seller of 100% of the Unit Price of such non-terminated Unit and of the per-Unit termination charges calculated in accordance with section 21.1 and the Termination Schedule, and (ii) when title to such item of Equipment would otherwise have passed pursuant to this Article 15.

15.4       Risk of Loss. With respect to each item of the Equipment, materials, supplies and other elements of the Work, risk of loss shall pass to the Buyer upon (a) Delivery to the Buyer, if the Seller transports the item pursuant to Section 5.2, (b) transfer of title to the Buyer, if the Seller ships the item to storage pursuant to Article 6, or (c) transfer of title to the Buyer and satisfaction of the Seller’s obligations set forth in Section 5.3, if the Buyer or a third party is transporting the item pursuant to Section 5.3. If damage or destruction of the materials, supplies or other elements of the Work occurs prior to the transfer of risk of loss, the Seller shall proceed to repair, restore or replace the affected element at its cost and expense, provided that the Buyer agrees to make available to the Seller any and all insurance proceeds (and rights to bring claims under the Buyer’s insurance policies) which may apply to the damage or destruction.

ARTICLE 16. Warranty

16.1       Warranty Period. The Seller shall warrant each Unit and its associated Equipment and Services on the terms set forth herein from the effective date of this Contract until the earlier of: (a) the date that is twenty-four (24) months after Commercial Operation of such Unit, or (b) the date that is thirty-nine (39) months after Shipment of the last Major Component of such Unit (the “Warranty Period”).

16.2       Nature of the Warranty. The Seller warrants to the Buyer that during the Warranty Period: (a) the Equipment supplied hereunder shall be designed and fit for the purpose of generating electric power when operated in accordance with the Seller’s specific operation instructions and, in the absence thereof, in accordance with generally accepted operation practices of the wind power industry; (b) the Equipment supplied hereunder shall be free from defects in material, workmanship and title; (c) the Equipment supplied hereunder shall be new and unused; (d) the Equipment supplied hereunder conforms in all respects to the Technical Specifications; and (e) the Services supplied hereunder shall be performed in a competent, diligent manner in accordance with Prudent Engineering Practices, Prudent Industry Practices, the Seller’s manufacturer’s requirements and all applicable Laws.

16.3       Serial Defects. If the same defect or deficiency shall occur in the same part or component of twenty per cent (20%) or more of the Units (a “Serial Defect”), the Seller shall promptly investigate the root cause of such Serial Defect, determine whether such Serial Defect is reasonably likely to occur in any additional Units, and provide the Buyer with a detailed written report addressing these issues. The warranties set forth in this Article 16 shall continue to be in full force and effect for the part or component containing the Serial Defect for an additional eighteen (18) months beyond the expiration of the applicable Warranty Period. Any dispute between the Parties as to whether there is a Serial Defect shall be determined in accordance with Article 32.

16.4       Remedy. If a Project or any part thereof does not meet the warranties specified in Section 16.2 during the Warranty Period, the Buyer shall promptly notify the Seller in writing and shall promptly make such Project or part thereof available for correction. The Seller, at its sole cost and expense, shall as soon as is practicable thereafter correct any warranty defect or breach by repairing or replacing (at its option) the defective or inadequate parts of any Equipment or by reperforming any defective or inadequate Services. The Seller shall be responsible for the installation of any repaired or replacement part and for payment of any customs duties or similar levies that may be assessed as a result of the Shipment of any such repaired or replacement part. The condition of any tests shall be mutually agreed upon, and the Seller shall be notified of, and may be represented at, all tests that may be made. In the event that the Seller refuses, fails, or is otherwise unable, to remedy the warranty defect or breach within a reasonable period of time after the receipt of notice from the Buyer, the Buyer shall have the right to hire one or more third parties to remedy such defect or breach and the Seller will be obligated to pay the reasonable costs of such third party(ies) if the Seller agrees there was a warranty defect or breach or if it is determined that there was a warranty defect or breach in dispute resolution.

16.5       Warranty on Remedial Work. Any reperformed Service or repaired or replacement part furnished under this warranty shall carry warranties on the same terms as set forth in this Article 16, except that the warranties on such reperformed Service or repaired or replacement part shall extend until the later of: (a) the end of the original Warranty Period, or (b) the date that is twelve (12) months after the date of such reperformance, repair or replacement. In any event, the warranty period for such reperformed Service or repaired or replacement part shall end twelve (12) months after expiry of the Warranty Period, subject to Section 16.3.

16.6       Exclusions. The Seller does not warrant the Equipment or any repaired or replacement parts against normal wear and tear, including that due to the environment or operation. The warranties and remedies set forth herein are further conditioned upon (a) the storage in material conformance with the storage instructions provided by the Seller, installation, operation, and maintenance of the Equipment and in material conformance with the operation instruction manuals (including revisions thereto) provided by the Seller and/or its Subcontractor or Suppliers as applicable and (b) repair or modification only pursuant to the Seller’s instructions, with the Seller’s approval (which shall not be unreasonably withheld), or in accordance with Section 16.4. The Buyer shall keep proper records of operation and maintenance during the Warranty Period. These records shall be kept in the form of log sheets, and copies shall be provided to the Seller upon its request and at its sole cost and expense.

16.7       Software Warranties. The Seller warrants to the Buyer that during the Warranty Period and under normal use the media in which the Software is embedded shall be free from defects in material and workmanship. The Seller warrants to the Buyer that during the Warranty Period the Software will perform substantially in accordance with its Documentation. If, during the Warranty Period, an Error occurs (where “Error” is defined as a failure of the unmodified (except as contemplated in the Technical Specifications or the Documentation) Software to operate substantially in accordance with the Technical Specifications and the Documentation), the Seller will use commercially reasonable efforts to correct such Error, if the Buyer furnishes the Seller with the following: (i) written notice of the warranty claim, including a description of the failure to perform in accordance with the Documentation and a specific description of the operating conditions (including the specific software/hardware configuration) under which the failure occurred, and (ii) to the extent feasible, a representative sample of inputs for repeating and analyzing the failure. If the Seller is unable, after using commercially reasonable efforts, to correct the Error, the Parties shall follow the dispute resolution process set forth in Article 32. The Seller does not warrant that the Software or the Documentation (or the Buyer’s use of it) will be free from all Errors or that its use will be uninterrupted. Any remedial steps taken by the Seller shall extend the Warranty Period in accordance with Section 16.5. Except as expressly authorized by the Seller in writing, all Third-Party Software shall carry only the warranties provided by its owners. The Seller makes no warranties with respect to the Third-Party Software.

16.8       Exclusive Remedies and Warranties. Except for the provisions of Articles 12, 17, 18, 19, 21, 27 and 28, the preceding paragraphs of this Article 16 set forth the exclusive remedies for all claims based on failure of, or defect in, the Equipment and Services provided under this Contract, whether the failure or defect arises before or during the Warranty Period and whether a claim, however instituted, is based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise. Except for the provisions of Articles 12 17, 18, 19, 21, 27 and 28, the foregoing warranties are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

ARTICLE 17. Delays in Shipment and Commercial Operation

17.1       Shipment. If any of the Major Components associated with any Unit is not Shipped on or before (with the prior approval of the Buyer) the Scheduled Major Component Shipment Date set forth in Attachment 1 for reasons attributable to the Seller and not excused elsewhere in this Contract, the Seller shall pay as liquidated damages, and not as a penalty, a sum calculated in accordance with the table below for each Unit for each day of delay after the Scheduled Major Component Shipment Date as set forth in Attachment 1 until actual Shipment of the last Major Component for such Unit:

Days after Scheduled Major Component Shipment Date	Liquidated Damages (per day or partial day)
***	$	***
***	$	***
***	$	***

Such liquidated damages, if any, shall be computed based on the date of Shipment of the last Major Component for a given Unit and such computations shall disregard any part of or accessory to the Major Component which may be shipped separately and arrive later unless such part of or accessory to the Major Component is necessary for the installation of the Major Component.

17.2       Commercial Operation. If any Unit has not achieved Commercial Operation (as defined in Section 8.2 within ten (10) days following Mechanical Completion, the Seller shall pay as liquidated damages, and not as a penalty, a sum calculated in accordance with the table below for each Unit for each day of delay until Commercial Operation of such Unit is achieved:

Days of Delay after Mechanical Completion date plus 10 days	Liquidated Damages (per day or partial day)
***	$	***
***	$	***

provided, however, that the date of Mechanical Completion for any Unit shall be extended day for day for any full day on which Commercial Operation for such Unit is delayed solely as a result of (a) lack of suitable wind, excessive wind speeds that prevent turbine operation, or sustained on site hub height wind speeds in excess of 33 miles per hour that prevent hub entry, (b) the failure of the Buyer, the Owner or any third party to provide interconnection or transmission capability, or (c) the Buyer operating or directing the operation of such Unit for commercial purposes prior to the date of Commercial Operation.

17.3       Limitations. The Seller’s aggregate liability under this Article 17 for liquidated damages for delay in Shipment of Major Components and for delay in Commercial Operation with respect to a Project that includes the delayed Unit(s) shall not exceed *** percent (***%) of the amount of the Purchase Order Price for such Project. The liquidated damages for delay in Shipment of Major Components and for delay in Commercial Operation shall be the Buyer’s sole and exclusive remedies for such delays.

17.4       Nature of Liquidated Damages. The Parties acknowledge that the Buyer shall suffer damages that will be difficult to ascertain if the Seller fails to comply with the Scheduled Major Component Shipment Dates or if Commercial Operation is delayed. The Parties agree that the liquidated damages specified in this Article 17 are reasonable compensation for such failures and delays.

ARTICLE 18. Power Curve Guarantee

18.1         Guarantee. If a Project is tested in accordance with this Contract and the Technical Specifications, and subject to the conditions therein specified, the Seller guarantees that during the Warranty Period such Project will achieve *** percent (***%) of the energy yield computed on the basis of the theoretical characteristic performance curve included in Appendix A (the “Power Curve Guarantee”).

18.2         Power Curve Tests. To demonstrate that the Power Curve Guarantee has been fulfilled, the Buyer may elect at its own expense to cause the Units identified by the Buyer prior to the Commercial Operation of the first Unit (the “Nominated Units” as described in further detail in Appendix A, Technical Specifications) to be tested by an independent engineer reasonably acceptable to the Seller. If when first so tested the average performance of all Nominated Units fails to meet the Power Curve Guarantee, then: (a) the Seller shall reimburse the Buyer for the cost of the initial test; (b) during the three (3) months next following such test, the Seller shall be afforded thirty (30) continuous days of access to each of the Nominated Units to undertake adjustments, and no later than the end of such three-month period the Seller shall re-test the Nominated Units at its sole cost and expense; provided, however, that the Buyer shall pay for the last, successful test; and (c) at the end of each successive twelve-month portion of the Warranty Period, the Seller shall pay to the Buyer as liquidated damages, and not as a penalty, a sum calculated in accordance with Attachment 6, commencing at the beginning of the Warranty Period and continuing until the end of the Warranty Period or until a subsequent test of the Nominated Units shows that they meet the Power Curve Guarantee.

18.3         Re-Testing. If at the first re-test the Nominated Units fail to meet the Power Curve Guarantee, the Seller shall be permitted reasonable access to the Nominated Units to perform adjustments and may at its option and expense perform additional tests at intervals of no less than three (3) months until the end of the Warranty Period or until a subsequent test of the Nominated Units shows that they meet the Power Curve Guarantee. If at the end of the Warranty Period the Nominated Units have not met the Power Curve Guarantee, the Seller shall pay to the Buyer as additional liquidated damages, and not as a penalty, a sum calculated in accordance with Attachment 6.

18.4         Other Units. At the Buyer’s option, the Seller shall, at its expense, either (a) make any repairs performed on one or more Nominated Units to all of the Units, or (b) make any repairs performed on one or more Nominated Units to the Units designated by the Buyer.

18.5         Limitations. The Seller’s aggregate liability under this Article 18 for liquidated damages for failure to achieve the Power Curve Guarantee shall not exceed *** percent (***%) of the Purchase Order Price for the relevant Project. The liquidated damages for failure to achieve the Power Curve Guarantees and the corrective action required by this Article 18 to be taken by the Seller for deficiencies in performance shall be the Buyer’s exclusive remedies for such deficiencies.

18.6         Nature of Liquidated Damages. The Parties acknowledge that the Buyer shall suffer damages that will be difficult to ascertain if the Seller fails to achieve the Power Curve Guarantee. The Parties agree that the liquidated damages specified in this Article 18 are reasonable compensation to the Buyer for such failure.

ARTICLE 19. Sound Level

19.1         Guarantee. When tested in accordance with this Contract and the Technical Specifications, and subject to the conditions therein specified, the Seller guarantees that the sound emitted from each Unit during the Warranty Period shall not exceed the Sound Level Guarantee set forth in Appendix A.

19.2         Sound Tests If any Unit fails to meet the Sound Level Guarantee, the Seller shall at its option and at its sole cost and expense either (a) take such corrective action as will cause such Unit to achieve the guaranteed sound level, including adjustments to controls or operating parameters, or (b) with the Buyer’s consent, effect a release or other settlement of any claims (whether for nuisance or otherwise) from cognizant governmental authorities and persons directly affected by the sound level at the Unit. Except as may be provided in the Contract, the performance of the obligations set forth in subparagraphs (a) or (b) above shall be the Buyer’s exclusive remedy for excess sound levels. If the corrective action taken pursuant to item (a) above includes any adjustment to controls or operating parameters, the Buyer shall have the right to request the Seller to re-test the Power Curve Guarantee with respect to the relevant Units, in which case the provisions of Article 18 shall be applicable.

ARTICLE 20. Suspension

20.1         Suspension by Buyer of Work at Site. The Buyer shall have the right, at any time, to suspend Work at the Site upon written notice to the Seller. Upon the Seller’s receipt of such notice, the Seller shall immediately suspend the performance of all Work at the Site under this Contract, and the Seller shall notify all of its Subcontractors and Suppliers of the suspension. During the suspension, the Seller shall protect and take care of all Work supplied or to be supplied under this Contract, and the Parties shall cooperate in good faith to maintain the commitments of the Seller’s Subcontractors and Suppliers. The Seller shall use commercially reasonable efforts to minimize the impact of the suspension on the costs and delays it incurs as a result of the suspension. Any costs reasonably and actually incurred by the Seller as a result of the suspension (including storage costs) in excess of the costs the Seller would otherwise have incurred shall be payable by the Buyer within thirty (30) days after receipt of an invoice from the Seller. Performance of the Seller’s obligations shall be equitably extended for a period of time based upon the time lost as a result of the suspension and the impact on the Seller’s performance of the Work.

20.2         Suspension by Buyer of Manufacturing. It is expressly agreed that the Buyer shall have no right to suspend manufacture of the Equipment.

ARTICLE 21. Termination

21.1         Termination for Convenience. The Buyer shall have the right to provide notice to the Seller terminating this Contract for its convenience with respect to any Unit until the earlier of the dates: (a) when title to such Unit has passed to the Buyer pursuant to Article 15, or (b) when such Unit has been Shipped to the Buyer. Termination will be effective upon the later of: (x) receipt by the Seller of termination charges calculated on a per Unit basis with respect to the applicable number of Units in accordance with the Termination Schedule included in Attachment 7 and (y) receipt by the Seller of 100% of the Unit Price for each Unit which was not terminated.

21.2         Grounds for Termination by Buyer. The Buyer shall have the right to terminate this Contract for cause in the event that the Seller: (a) becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors under any bankruptcy or insolvency laws; provided, however, that, in the case of an involuntary proceeding, such proceeding is not dismissed or stayed within forty-five (45) days after it is commenced; or (b) breaches and fails to comply with or perform its material obligations; provided, however, (i) that the Buyer shall first have provided the Seller with written notice of the nature of such breach and of the Buyer’s intention to terminate this Contract as a result of such breach, and (ii) that the Seller shall have failed within thirty (30) days after receipt of such notice to cure such breach.

21.3         Remedy in the Event of Termination by Buyer. If the Buyer terminates this Contract as provided in Section 21.2, in addition to its rights to pursue any remedy existing at law or in equity, the Buyer shall have the right to have the Work (or comparable equipment and services) completed by other vendors for equipment and services comparable to the Equipment and Services described in this Contract. If the sum of (a) the total cost to the Buyer of completing the Work, (b) all other damages suffered by the Buyer as a result of the default by the Seller, and (c) all amounts previously paid to the Seller under this Contract, exceeds the Contract Price, the Seller shall pay the difference to the Buyer in the Contract Currency within thirty (30) days after receipt of an invoice from the Buyer.

21.4         Technical Assistance; Upgrades and Support. Upon termination of this Contract, the Seller shall provide the Buyer for the remaining life of each Project, but not to exceed twenty (20) years from the date of Final Acceptance of the Project, with (a) technical assistance and support and all hardware or software improvements for such Project generally made available to the purchasers of the Seller’s Equipment and/or Services, and (b) Software updates and upgrades and technical bulletins and updates made generally available to the Seller’s customers or provided to its own operating personnel for use in connection with such Project, together with any revisions or other modifications to the Software as the Buyer may request from time to time. All such technical assistance, improvements, Software updates and upgrades and technical bulletins and updates shall be provided at the Buyer’s request, and the Seller shall be reimbursed therefore at the then-current rates charged by the Seller from time to time for similar services to other customers of the Seller which have purchased wind power generation equipment, or, if such services are not being provided to such customers, then at the Seller’s standard rates. The Buyer shall use such Software updates and upgrades in accordance with the License set forth in Article 28.

21.5         Grounds for Termination by the Seller. Subject to the rights of any Financing Party, the Seller shall have the right to terminate this Contract for cause in the event that the Buyer: (a) becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors under any bankruptcy or insolvency laws; provided, however, that, in the case of an involuntary proceeding, such proceeding is not dismissed or stayed within forty-five (45) days after it is commenced; or (b) fails to make any payment when due as set forth in this Contract; provided, however, (i) that the Seller shall first have provided the Buyer with written notice of the nature of such failure and of the Seller’s intention to terminate this Contract as a result of such failure, and (ii) that the Buyer shall have failed within thirty (30) days after receipt of such notice to correct such failure.

21.6         Remedy in the Event of Termination by the Seller. If the Seller terminates this Contract as provided in Section 21.5, the Buyer shall pay to the Seller the charges set forth in the Termination Schedule in Attachment 7 as the Seller’s exclusive remedy, and the Seller shall have no right to damages or compensation for such termination other than payment of the charges set forth in Attachment 7.

21.7         Financing Party Cure Rights. The Seller may not exercise its right to terminate this Contract under Section 21.5 unless the Seller delivers to the Financing Parties notice of the Buyer’s failure to cure the default (a “Default Notice”) and the Seller’s intent to terminate as a result thereof at the same time the Seller delivers notice thereof to the Buyer. Each Financing Party or one or more of its designees shall have the right to cure the Buyer’s default within sixty (60) days after the date the Financing Party receives such Default Notice; provided, however, that if the nature of any non-monetary default by the Buyer is such that it cannot be cured by the Financing Party or one or more of its designees without having taken possession of one or more of the Projects, the time provided herein to remedy such default shall be extended for such period of time as is reasonably necessary for the Financing Party or one or more of its designees to lawfully obtain possession of, and be legally entitled to operate, such Projects. If the Financing Parties intend, or cause one or more of their designees, to assume this Contract, they shall provide notice thereof to the Seller within sixty (60) days after receipt of the Default Notice. For the avoidance of doubt, the Financing Party may assign part or all of the rights under this Contract, including the Equipment and related services, to one or more designees without the Seller’s consent. Once any default of the Buyer under this Contract is cured by one or more Financing Parties or one or more of their designees, the Seller’s rights to terminate this Contract and to collect termination charges as a result of such default shall be of no further force and effect.

ARTICLE 22. Excusable Delays

22.1         Excusable Delays. Neither Party shall have any liability or be considered to be in breach or default of its obligations under this Contract to the extent that performance of such obligations is delayed or prevented, directly or indirectly, due solely to causes that are unforeseeable as of the effective date of this Contract and beyond its reasonable control, including (a) acts of God, acts (or failures to act) of governmental authorities after the exercise of reasonable diligence, fires, severe weather conditions, earthquakes, strikes or other labor disturbances, floods, war (declared or undeclared), epidemics, civil unrest, riots, delays in transportation, or car shortages; or (b) in the case of the Seller, shipment to storage in accordance with Article 6. The affected Party shall (w) notify the other Party promptly of the occurrence of any such event (and, in any event, within ten (10) days after such event) describing the details of the event; (x) notify the other Party of the expected duration and likely impact of the event within twenty (20) days after such event; (y) use all commercially reasonable efforts to overcome the cause and effects of such delay; and (z) notify the other Party promptly after the affected Party is able to resume performance. The dates of Shipment or of other performance under this Contract shall be equitably extended for a period of time based upon the time lost as a result of the excusable delay and the impact on the Seller’s performance of the Work.

22.2         Termination for Extended Delay. If the entire Work is suspended because of an excusable delay for more than one hundred eighty (180) days and the Parties have not agreed upon a revised basis for continuing the Work at the end of such period, then either Party, upon thirty (30) days written notice, may terminate the Contract with respect to the portion of Equipment to which title has not yet passed at no cost or penalty, unless the delay was caused by the Party seeking to terminate.

ARTICLE 23. Indemnity

23.1         General Indemnity Each Party (each an “Indemnifying Party”) shall indemnify, defend and hold harmless, the other Party, its Affiliates, and their officers, employees, agents, Financing Parties and Subcontractors (each an “Indemnified Party”) against any and all suits, actions, losses, damages, claims or liability (including, without limitation, attorneys’ fees and expenses) for any injury or death to any person or damage to property of third parties arising out of, or in connection with, negligence or willful misconduct of the Indemnifying Party or its officers, employees, agents or Subcontractors.

23.2         Environmental Indemnities.

23.2.1 The Seller shall indemnify, defend and hold harmless the Buyer, its Affiliates, officers, employees, agents and Financing Parties against any and all suits, actions, response actions, orders, losses, damages, civil or criminal penalties, fees, costs, expenses, claims or liabilities (including, without limitation, attorneys’ fees and expenses) arising out of, or in connection with, the Release (or alleged Release) of any Hazardous Substances introduced to the Site by the Seller, or violations (or alleged violations) of any laws pertaining to human health and the environment, by the Seller, its Affiliates, officers, employees or agents or by the Seller’s Subcontractors or Suppliers in connection with the performance of the Work, including, without limitation, with respect to (a) any costs, damages or liabilities associated with personal injury or death, or (b) damage to property, including the costs of investigation, cleanup, removal, remedial, corrective or response action. Notwithstanding the foregoing provisions of this Section 23.2.1, the Seller shall not be responsible for any loss or portion thereof (a) to the extent attributable to the negligence or willful misconduct of the Buyer, or (b) to the extent attributable to the breach by the Buyer of any provision of this Contract.

23.2.2      The Buyer shall indemnify, defend and hold harmless the Seller, its Affiliates, and its and their officers, employees, agents against any and all suits, actions, response actions, orders, losses, damages, civil or criminal penalties, fees, costs, expenses, claims or liabilities (including, without limitation, attorneys’ fees and expenses) arising out of, or in connection with, the Release (or alleged Release) of any Hazardous Substances at the Site (other than any Hazardous Substances introduced to the Site by the Seller), or violations (or alleged violations) of any laws pertaining to human health and the environment in respect of the Site, by the Buyer, or its Affiliates, officers, employees or agents, including, without limitation, with respect to (a) any costs, damages or liabilities associated with personal injury or death, or (b) damage to property, including the costs of investigation, cleanup, removal, remedial, corrective or response action. Notwithstanding the foregoing provisions of this Section 23.2.2, the Buyer shall not be responsible for any loss or portion thereof (i) to the extent attributable to the negligence or willful misconduct of the Seller, or (ii) to the extent attributable to the breach by the Seller of any provision of this Contract.

23.3         Lien Indemnity. The Seller shall indemnify, defend and hold harmless the Buyer, its Affiliates, and its and their officers, employees, agents, Financing Parties and contractors (other than the Seller) against any and all liens filed in connection with performance of the Work under this Contract (including, without limitation, attorneys’ fees and expenses incurred in discharging such liens or similar encumbrances). If the Seller fails to immediately discharge any lien or similar encumbrance upon any Project or any part thereof, or any other property of the Seller, or property where such Project is located, or any Equipment or Services for which the Seller is responsible hereunder, the Seller shall satisfy or defend any such lien or similar encumbrance; provided, however, that the Seller shall have the right to submit a bond satisfactory to the Buyer and the Financing Parties in the amount of any such lien or encumbrance if the Seller, despite its commercially reasonable efforts, has been unable to obtain discharge hereof; and provided, further, that the Buyer shall not be required to accept any such bond in lieu of discharge at or after the Final Acceptance. If the Seller does not promptly satisfy such lien or similar encumbrance (or, where permitted, fails to provide the Buyer a bond in lieu thereof), the Buyer shall have the right, at its option and after notice to the Seller, to post a bond or pay or settle such lien or similar encumbrance by bond or agreement, and the Seller shall within ten (10) days after request of the Buyer, reimburse the Buyer for all direct costs incurred by the Buyer to post such bond, discharge such lien or similar encumbrance and/or pursue any other remedies, including administrative costs, attorney’s fees and other direct expenses.

23.4         Concurrent Negligence. If any damage or injury is caused by the joint or concurrent negligence of the Parties, their officers, employees, agents, Subcontractors, or Suppliers, the Parties shall bear the loss in proportion to their or their officers’, employees’, agents’, Subcontractors’ or Suppliers’ degree of negligence.

23.5         Notice and Procedure. Promptly after the Indemnified Party receives any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Sections 23.1 through 23.3 may apply, the Indemnified Party shall notify the Indemnifying Party in writing of such fact; provided, however, that the rights of the Indemnified Party shall not be forfeited by the failure to give the Indemnifying Party notice to the extent that said failure does not have a material and adverse effect on the defense of the matter. The Indemnifying Party shall assume on behalf of the Indemnified Party, and conduct with due diligence and in good faith, the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not settle any such action or investigation unless approved by the Indemnified Party (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, (a) the Indemnified Party shall have the right to be represented in any such action or investigation by advisory counsel of its own selection and at its own expense, and (b) if the Indemnified Party shall have reasonably concluded that (i) there may be legal defenses available to it that are different from, or additional to, or inconsistent with, those available to the Indemnifying Party, or (ii) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, then, in either case, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its own behalf and the Indemnifying Party shall indemnify the Indemnified Party for the fees and expenses of such separate counsel. If any claim, action, proceeding or investigation arises as to which the indemnity provided for in Section 23.1, 23.2 or 23.3 applies and the Indemnifying Party fails to assume the defense of such claim, action, proceeding or investigation, then the Indemnified Party may, at the Indemnifying Party’s expense, contest or settle such claim, and the Indemnifying Party shall remain obligated to indemnify the Indemnified Party for any and all losses, damages, and liability (including, without limitation, attorneys’ fees and expenses) associated therewith. The payment of the indemnity pursuant to this Section 23.5 shall not be predicated on the Indemnified Party having made payment on any suit, action, loss, damage, claim or liability.

23.6         “Third Parties” Defined. “Third parties” under this Article 23 do not include the Parties, their affiliates, agents, successors or assigns, any operation or maintenance contractor of the Parties, or any entity (a) with an equity or security interest in either Party, or their assets or property, (b) that seeks to claim any rights, power or privileges of one of the Parties, or (c) that seeks to claim as a third party beneficiary of one of the Parties. No portion of the Equipment, the Project or electricity is “property of third parties” for the purposes of this Article 23.

ARTICLE 24. Limitations of Liability

24.1         Limitation on Liquidated Damages. The Seller’s aggregate liability for liquidated damages for delay in Shipment of the Major Components and for delay in Commercial Operation under Article 17 and for failure to achieve the Power Curve Guarantee under Article 18 for each Project shall not exceed *** percent (***%) of the Purchase Order Price for the relevant Project.

24.2         Limitation on the Seller’s Liability. The total liability of the Seller for all claims arising out of, or relating to the performance or breach of, this Contract or the use of any Equipment or Services for each Project shall not exceed the Purchase Order Price for such Project (as adjusted pursuant to Article 11); provided, however, that this limitation shall not apply to any claim (a) due to the fraud, gross negligence, or willful misconduct of the Seller, or (b) for indemnification for third party claims as provided for in this Contract. The Seller’s liability for each Project shall terminate forty-five (45) months after Commercial Operation of the last Unit purchased under the Purchase Order for such Project. The Buyer may enforce a claim that accrued before that date by giving a written notice to the Seller no later than *** months after Commercial Operation of the last Unit purchased under such Purchase Order.

24.3         Limitation on the Buyer’s Liability. The total liability of the Buyer for all claims arising out of, or relating to the performance or breach of, this Contract or the use of any Equipment or Services for each Project shall not exceed the Purchase Order Price for such Project (as adjusted pursuant to Article 11); provided, however, that this limitation shall not apply to any claim (a) due to the fraud, gross negligence, or willful misconduct of the Buyer, or (b) for indemnification for third party claims as provided for in this Contract. The Buyer’s liability for each Project shall terminate forty-five (45) months after Commercial Operation of the last Unit purchased under the Purchase Order for such Project. The Seller may enforce a claim that accrued before that date by giving a written notice to the Buyer no later than *** months after Commercial Operation of the last Unit purchased under such Purchase Order.

24.4         Consequential and Other Damages. Except to the extent expressly provided in this Contract, neither Party shall be liable to the other Party for loss of profit or revenues, loss of product, loss of use of the Work or any associated equipment, interruption of business, cost of capital, cost of replacement, downtime costs, or any special, consequential, incidental, indirect, punitive or exemplary damages.

24.5         “Seller” and “Buyer” Defined. For the purposes of this Article 24, the term “Seller” shall mean the Seller, its Affiliates, its Subcontractors and Suppliers of any tier, and their agents and employees, individually or collectively. For the purposes of this Article 24, the term “Buyer” shall mean the Buyer, its Affiliates, contractors of any tier (other than the Seller and its Subcontractors and Suppliers of any tier), and their agents and employees, individually or collectively.

24.6         Limitations to Prevail. The limitations and exclusions in this Article 25 shall apply regardless of whether a claim is based in contract (including warranty or indemnity), tort (including negligence or strict liability), statute, equity or any other extra-contractual theory.

ARTICLE 25. Insurance

25.1         Insurance for Injuries to Workers. During the term of the Contract, both Parties shall maintain at their own expense the insurance for work-related injuries or disease of their own employees in such forms and amounts as may be required by Laws that are applicable to each Party and its employees.

25.2         General Liability and Automobile Insurance. During the term of the Contract, each Party shall maintain the following insurance coverage at its own expense to protect its own interests: (a) Commercial General Liability or Public Liability insurance, in broad form, either per occurrence or effective for at least three years after the expiration of this Contract, that includes coverage for contractual liability, bodily injury and third party property damage, with a combined single limit of not less than U.S. $*** per occurrence and U.S. $*** in the aggregate annually, for primary and excess policies combined; and (b) automobile liability insurance covering all owned, non-owned, and hired automobiles used by it in connection with the work, if any, with a combined single limit of not less than U.S. $*** per occurrence, for primary and excess policies combined. Each of the foregoing insurance policies shall not be cancelled or materially changed without thirty (30) days’ advance written notice to the other Party or, in the case of non-payment, ten (10) days’ advance written notice. Upon request, each Party shall deliver to the other Party certificates of insurance showing that the foregoing insurance is in full force and effect.

25.3         CAR/ARBR Insurance. The Buyer shall provide either Contractor’s All Risk Insurance or All Risk Builder’s Risk Insurance (CAR/ARBR) as and when described below. In the event of a loss or damage before Final Acceptance of any Project, the Buyer shall be responsible for the CAR/ARBR policy deductible unless loss or damage results from the negligence of the Seller in which case the Seller shall be responsible for the lesser of the actual CAR/ARBR policy deductible or $*** occurrence; provided, however, such deductible shall be subject to the limits set for in Article 24.. Except as provided in the preceding sentence, the Seller shall not be responsible for any insurance exclusions or deductibles or any uninsured or uninsurable loss or damage to a Project or other loss or damage to a Project under construction. The CAR/ARBR policy shall at a minimum meet the following requirements: (a) the policy shall be in effect from the scheduled commencement of Work at the Site through Final Acceptance of the relevant Project; (b) the policy shall be non-cancelable by the Buyer and by the insurer, except for nonpayment of premium; (c) the Buyer, the Eligible Assignees, the Financing Parties and any of the Financing Parties’ designees shall be named insureds; (d) the policy shall include as additional insureds the Seller, any of its Affiliates that is performing Work, and all Subcontractors (regardless of tier), and all Suppliers with respect to their activities on the Site; (e) the policy shall cover all risks of physical loss or damage to a Project, including mechanical and electrical breakdown, in the course of unloading the equipment at the Site, construction, start-up, testing and commissioning, including materials, equipment and furnishings, up to the value of the relevant Project at Final Acceptance, except for customary exclusions; (f) the policy shall be provided by insurers who are authorized to provide insurance in the jurisdiction(s) where the work will be performed; (g) the policy shall include minimum design/defects coverage equal to LEG2 or DE4 and (h) the policy shall include a waiver of subrogation in favor of the Seller, its Affiliates and its Subcontractors and Suppliers.

25.4         Transit Insurance. With respect to any Delivery made pursuant to Section 5.2 only, the Seller shall provide insurance covering all risks of loss to any Major Components, Equipment or Units during loading and during transit by air, sea or otherwise from the place of manufacture until Delivery to the relevant Site with sublimits sufficient to insure the full replacement value of such Major Component(s), Unit(s) or Equipment. With respect to any Delivery made pursuant to Section 5.3, the Seller shall not be responsible for transit insurance. Such insurance shall provide coverage during loading the Equipment on any collecting transport and shall include Seller as loss payee.

25.5         All Risk Insurance. From Final Acceptance through the expiration of the Warranty Period for the relevant Project, Buyer shall maintain “All Risks” Property Insurance. In the event of a loss or damage from the Warranty Period through the expiration of the Warranty Period for any Project, the Buyer shall be responsible for the policy deductible unless the loss or damage results from the negligence of the Seller, in which case the Seller shall be responsible for the lesser of the actual policy deductible or $*** per occurrence; provided, however, that the Seller’s liability for any such deductible shall be subject to the liability limits set forth in Article 24. The “All Risks” Property Insurance policy shall meet the following requirements: (a) the policy shall cover “all risks” of physical loss or damage except as hereinafter provided, including coverage for boiler and machinery (electrical and mechanical breakdown), transit, and off-site storage exposure for an amount equal to the replacement value of the relevant property; and (b) the coverage shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. This policy shall include a waiver of subrogation in favor of the Seller, its Affiliates, and its Subcontractor and Suppliers.

25.6         Failure to Maintain Insurance. If either Party fails to maintain in full force and effect insurance complying with the requirements of this Article 25, subject to the other provisions of this Contract, such Party shall be responsible for any resulting losses or damages sustained by the other Party and shall hold the other Party harmless from actions brought against the other Party as the result of the absence of the required insurance.

25.7         Buyer’s Risks. Except to the extent the Seller is liable for breach of this Contract or under the indemnity obligations set forth in this Contract, the Seller shall not be financially liable for the consequences of the following risks (“Buyer’s Risks”): communications interference (such as microwave or AM radio interference), aviation restrictions, incidents relating to ice throws, migratory path issues, incidents resulting from endangered species or wetlands protection, radar interference, visual impact, flicker effect, or incidents arising from previous usage of the land (such as military ordinance training or testing, burial grounds or historical landmarks), damage and losses due to war, hostilities, terrorism, rebellion, revolution, civil disturbance, nuclear radiation, breach of this Contract by or negligence of the Buyer, acts or omissions of the Buyer and natural perils (such as flood or earthquake) or other perils, in each case to the extent that the peril is excluded from the CAR/ARBR policy coverage or the loss is in excess of the policy limits; provided, however, that the Seller shall not be excused by any such Buyer’s Risk from the performance of any of its obligations under this Contract unless the Seller is excused pursuant to Section 22.1.

25.8         Subcontractors and Suppliers.

25.8.1      Seller’s Subcontractors and Suppliers. The Seller shall require its Subcontractors and Suppliers to maintain the insurance described in Sections 25.1 and 25.2 and above; provided, however, that the combined single limit per occurrence and the aggregate annual limits for the Commercial General Liability or Public Liability insurance and automobile liability insurance maintained by such Subcontractors and Suppliers need only be consistent with the limits maintained by prudent subcontractors and suppliers for similar projects in similar locations.

25.8.2      Buyer’s Subcontractors and Suppliers. The Buyer shall require its Subcontractors and Suppliers to maintain the insurance described in Sections 25.1 and 25.2 above; provided, however, that the combined single limit per occurrence and the aggregate annual limits for the Commercial General Liability or Public Liability insurance and automobile liability insurance maintained by such Subcontractors and Suppliers need only be consistent with the limits maintained by prudent subcontractors and suppliers for similar projects in similar locations.

25.9         Other Insurance Terms and Conditions.

25.9.1      Insurers. All insurance provided by the Buyer or the Seller shall be placed with reputable and recognized insurance companies having an AMBEST Rating of at least A- VII.

25.9.2      Unavailability of Insurance. Each Party shall maintain insurance in accordance with the requirements set forth in this Article 25; provided, however, that in the event any insurances (or any of the terms thereof) required to be maintained by this Article 25, other than insurance (or any of the terms thereof) required by any applicable Law to be maintained, shall not be available and commercially feasible in the commercial insurance market, the Party which is required to maintain such insurance shall be excused from maintaining such insurance (or any of the terms thereof) and, provided further, that such Party provides prompt written notice of the non-availability or infeasibility of such insurance (or any of the terms thereof) to the other Party, and (b) consults with the other Party regarding such non-availability or infeasibility.

25.10       Certificates of Insurance. No later than thirty (30) days prior to the first Shipment under this Contract and/or the relevant PO, the Seller shall, and shall use all commercially reasonable efforts to cause its Subcontractors and Suppliers to, provide the Buyer with certificates of insurance from each insurance carrier showing that the insurance required under this Article 25 is in full force and effect. Prior to the earlier of (a) the commencement of the Work at the Site or (b) the date of the first Shipment of a Major Component, Equipment or Unit, the Buyer shall provide the Seller with certificates of insurance from each insurance carrier showing that the insurance required under this Article 25 is in full force and effect..

25.11       Cooperation with the Buyer. At the Buyer’s request, the Seller shall (a) cooperate with the Buyer and its representatives with respect to any insurance claims made or to be made by the Buyer or the Seller with respect to the Project and/or the Work; and (b), subject to Article 29, shall provide to the Buyer all reasonable information relating to such claims.

ARTICLE 26. Taxes

26.1         Seller Taxes. The Seller shall be responsible for, and shall pay directly when due and payable, any and all Seller Taxes. If the Buyer is required to pay, or otherwise pays, any Seller Taxes, at the Buyer’s option, (a) the Buyer may deduct or withhold such Seller Taxes from payments otherwise due to the Seller, and the Buyer shall furnish to the Seller within one month thereafter accurate official receipts from the appropriate governmental authority for each item of deducted or withheld Seller Taxes; or (b) the Seller shall indemnify the Buyer for any such payment of Seller Taxes within ten (10) days after request by the Buyer. Buyer shall include proof of payment with such request issued to the Seller.

26.2         Buyer Taxes. The Buyer shall be responsible for, and shall pay directly when due and payable, any and all Buyer Taxes. All payments due and payable by the Buyer to the Seller hereunder shall be made in the full amount of the Contract Price or the Purchase Order Price, as applicable, free and clear of all deductions and withholding, for Buyer Taxes. If the Buyer deducts or withholds Buyer Taxes from payments otherwise due to the Seller, the Buyer shall pay the Seller, within ten (10) days after request by the Seller, additional amounts so as to cause the amounts actually received by the Seller, net of deducted or withheld Buyer Taxes, to equal the full part of the Contract Price or the Purchase Order Price, as applicable, that the Seller would otherwise have received. If the Seller is required to pay Buyer Taxes, the Buyer shall, promptly upon receipt of the Seller’s invoice for such Buyer Taxes and proof of the Seller’s payment of such Buyer Taxes from the appropriate governmental authority, pay to the Seller such Buyer Taxes.

26.3         Invoices and other Documents. The Seller shall issue an official value-added, sales (or similar) tax invoice in addition to the price, in accordance with applicable laws. When requested by either Party, the other Party shall furnish without charge evidence of tax or duty exemption acceptable to the taxing or customs authorities.

ARTICLE 27. Intellectual Property

27.1         Intellectual Property Indemnity. The Seller shall indemnify, defend and hold harmless, the Buyer, its Affiliates and its and their officers, employees, agents, Financing Parties, and Subcontractors against all liabilities, damages, losses, costs or expenses (including, without limitation, attorneys’ fees and expenses) arising out of any suit, claim, or proceeding (a “Claim”) alleging that the Equipment or Services provided under this Contract violate or infringe any Intellectual Property if: (a) the Buyer promptly notifies the Seller in writing of the Claim; (b) gives the Seller sole authority, at the Seller’s expense, using counsel reasonably acceptable to the Buyer, to direct and control the defense and any settlement and compromise negotiations; provided, however, that the Buyer shall have the right to participate at the Seller’s expense in any such settlement and compromise negotiations that would require any changes to the Services or Equipment or that would require any action or restraint of action by the Buyer and that the Buyer shall have the right to approve any settlement that would require any changes to the Services or Equipment or that would require any action or restraint of action by the Buyer (which consent shall not be unreasonably withheld); and (c) the Buyer provides the Seller, at the Seller’s expense, with such disclosure and assistance of the Buyer as may be reasonably required to defend any such Claim. If the Seller does not promptly undertake defense of any such claim after notice of same from the Buyer, the Buyer shall be entitled but not required to undertake the defense of such claim and shall have the right to direct and control the defense and any settlement and compromise negotiations concerning such claim with counsel selected by the Buyer and that the Seller shall have the right to approve any settlement (which consent shall not be unreasonably withheld); all at the Seller’s expense. For the avoidance of doubt, the Buyer’s election to undertake or not to undertake such defense will not limit in any way the Seller’s indemnification obligations hereunder.

27.2         Exclusions. The Seller shall have no obligation or liability with respect to any Claim based upon: (a) any Equipment or Services that have been altered by the Buyer other than (i) as approved by the Seller or (ii) as contemplated by the Technical Specifications or the Documentation applicable to the Equipment or Services (it being expressly understood that such Equipment and Services are contemplated to be utilized in one or more combined systems using various configurations as expressly communicated by the Buyer in writing to the Seller); (b) except as permitted in (a), the combination or use of any Equipment or Services with other products not provided by or specified by the Seller when the combination is part of any allegedly infringing process except to the extent such combination or use is expressly contemplated in the Technical Specifications or Documentation; (c) failure of the Buyer to implement within a commercially reasonable time after notice of the availability and infringement curing purpose thereof any update provided by the Seller to the Buyer at no cost and, at the Buyer’s election, either installed by the Seller at no cost or installed by the Buyer at the Seller’s cost that would have prevented the Claim, which update does not impair the functionality, capability, performance or other commercially desirable features of any part of the system

27.3         Remedies. If any Equipment or Service, or any portion of either, becomes the subject of a Claim, the Seller may, at its option, (a) procure for the Buyer the right to continue using such Equipment or Service, or any portion thereof; or (b) modify or replace it in whole or in part with Equipment or Services that meet all applicable Technical Specifications so as to make it non-infringing.

27.4         Sole Liability. This Article 27 states the Seller’s entire liability for indemnification for any infringement or violation of the Intellectual Property with respect to the Equipment and Services.

27.5         Intellectual Property Upon Termination. Upon termination of this Contract (other than for the Buyer’s breach of Article 28), the Seller shall, upon request by the Buyer, provide to the Buyer without charge a license to use, reproduce (to extent set forth below in Article 28) and publicly display (subject to the confidentiality provisions set forth below) and sub-license (to the extent set forth below) any Intellectual Property of the Seller, its Subcontractors and Suppliers, to the extent the Seller has the right to grant such sublicense rights, in completing, operating and maintaining the Equipment, except that with respect to making spare parts for the Equipment, the rights and obligations of the Parties shall be as provided in Section 14.2.

ARTICLE 28. Software License

28.1         Grant of License. Subject to the terms of this Contract, the Seller grants to the Buyer a perpetual, non-transferable (except as permitted in this Contract) and nonexclusive license to use, perform, reproduce (to the extent set forth below) and publicly display (subject to the confidentiality provisions set forth below) the Software, and Documentation (the “License”), including upgraded or modified versions provided by the Seller and to use the Third Party Software all for the Buyer’s internal business purposes only. This License includes the right of the Buyer to sub-license a third-party to exercise its rights in connection with providing services to the Buyer for the Buyer’s internal business purposes only (and not for the purpose of operating the Software for an entity other than the Buyer). The Buyer may transfer all rights under the License to another Person as part of the sale or assignment of the Equipment with which it is used in accordance with Article 30. Only in the event the Seller stops providing Support for the Unit, the License shall extend to the Source Code for all Software, and in such event the Seller shall provide the Buyer, at no additional charge, a copy of the Sellers then available version of the Source Code upon request.

28.2         Limitations. The Buyer has no right (a) except as otherwise permitted in this Contract, (i) to lease, rent, transfer, distribute, sublicense, timeshare, or allow third parties to access the Software, Third-Party Software or related Documentation, nor (ii) to assign any rights under such License to a third party without the Seller’s prior written agreement; (b) unless the Seller discontinues Support, to disassemble, decompile, reverse engineer, or otherwise attempt to reconstruct or discover the Source

Code of the Software; (c) except as otherwise permitted in this Contract, to pledge the Software or Third-Party Software as collateral or otherwise, or encumber the Software or Third-Party Software with any lien or security interest; (d) to remove any product identification, copyright, trademark, or other notice from the Software, Third-Party Software or related Documentation; or (e) except as reasonably necessary to ensure the “interoperability” and compatibility of the Software and Third Party Software with other systems of the Buyer or entities providing services to the Buyer (“Integration”) or if the Seller discontinues Support, to modify, adapt or translate the Software, or related Documentation.

28.3         Third-Party Software. Certain software the Seller provides to the Buyer may contain Third-Party Software (a list shall be provided upon execution of this Contract), including but not limited to “open source” software. Use of the Third-Party Software and its Source Code may be governed by separate copyright notices and license provisions, which may be found or identified in the Documentation or on the media delivered with the Software; those separate notices and provisions are incorporated by reference into the License. The Buyer shall not modify or combine the Software and/or any Third-Party Software in any manner that could cause the Software or any modifications to it to become subject to the terms of any license that applies to Third-Party Software. All Third-Party Software is bundled with the Equipment and licensed for use with the Equipment only.

28.4         Copies. Unless otherwise agreed to by the Seller, the Buyer only has the right to install and use such number of copies of the Software as are contemplated in the Technical Specifications and Documentation together with such additional copies as are necessary to maintain the hot back-up and spare capabilities reasonably deemed necessary by the Buyer.

28.5         Backup. The Buyer may make copies of the Software, and related Documentation for backup purposes only, in machine-readable form, in such number as are necessary to allow a reinstallation on replacement Equipment. The Buyer must reproduce and include all proprietary rights and copyright notices on any backup copies. Except as authorized in the License, no copies of the Software, Third-Party Software or related Documentation may be made by the Buyer or any third party, except that the Buyer may print on-line Software documentation for its own internal use.

28.6         Support Services; Upgrades. The License does not obligate the Seller to provide maintenance and support on any Software or Third Party Software, other than as set forth in Sections 14.2 and 21.4.

28.7         Term and Termination. The License is effective until terminated for material breach of this Article 28 in accordance with the terms of this Contract. The Seller may terminate the License (a) immediately if the Buyer fails to comply with any of its material terms after notice of such failure if such non-compliance is not corrected within a reasonable period of time or (b) if correction is not possible (e.g., in the case of a breach of confidentiality), if the Buyer fails to make a reasonable showing of the steps it has taken to avoid such non-compliance in the future. Upon termination, the Buyer shall (y) stop using the Software, Third-Party Software and related Documentation, and (z) certify to the Seller within one (1) month of the termination that the Buyer has destroyed or returned to the Seller all copies of the Software, Third-Party Software or related Documentation.

28.8         Ownership. All Software, Third-Party Software and related Documentation are licensed and not sold. The Seller and its Suppliers own all proprietary rights to all of it, including, but not limited to, any Intellectual Property rights in and to the Software, Third-Party Software and related Documentation, including any Derivative Work, and any corrections, bug fixes, and updates to such Software, Third-Party Software, related Documentation and Derivative Work. Seller shall also own all proprietary rights to any Derivative Work and any corrections, bug fixes and updates thereto, and the Buyer shall have only a “right to use” license to any Derivative Work.

ARTICLE 29. Proprietary Information

29.1         Information Subject to Restriction. In connection with this Contract, the Seller and the Buyer (as to information disclosed, the “Disclosing Party”) may each provide the other Party (as to information received, the “Receiving Party”) with “Confidential Information.” “Confidential Information” means (a) all pricing for Equipment and Services; (b) all terms of this Contract; (c) any information (“Personal Data”) relating specifically and uniquely to an identified or identifiable natural person (“Data Subject”); (d) all information that is designated in writing as “confidential” or “proprietary” by the Disclosing Party at the time of written disclosure; (e) all information that is orally designated as “confidential” or “proprietary” by the Disclosing Party at the time of oral disclosure and is confirmed to be “confidential” or “proprietary” in writing within ten (10) days after oral disclosure; and (f) information embedded in the Software (including but not limited to source code and training materials), the Documentation and Third Party Software. The obligations of this Article 29 shall not apply as to any portion of the Confidential Information that: (i) is or becomes generally available to the public other than from disclosure by the Receiving Party, its representatives or its Affiliates; (ii) is or becomes available to the Receiving Party or its representatives or Affiliates on a non-confidential basis from a source other than the Disclosing Party when the source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation to the Disclosing Party; (iii) is independently developed by the Receiving Party, its representatives or Affiliates, without reference to Confidential Information; (iv) is required to be disclosed by law, a valid legal process or a government agency; or (v) is approved for disclosure in writing by an authorized representative of the Disclosing Party.

29.2         Obligations of Receiving Party. The Receiving Party shall: (a) use the Confidential Information only in connection with this Contract and the use(s) and maintenance of Equipment and Services contemplated by this Contract; (b) take reasonable measures to prevent disclosure of the Confidential Information, except to its employees, agents, attorneys, accountants, Affiliates, other contractors working on a Project, interconnection suppliers, operators, equity investors and Financing Parties who have a need to know for the Receiving Party to perform its obligations under the Contract or to use and maintain Equipment or Services; (c) with respect to Personal Data, comply with all applicable laws and regulations relating to such Personal Data, including, but not limited to, providing notices to or obtaining consents from Data Subjects when required; (d) if the Buyer is the Receiving Party, not disclose the Confidential Information to another manufacturer of wind power generation equipment unless permitted under Sections 14.2 and/or 21.4 and/or to a third party providing services for integration of generation of control systems for regional or other consolidate operation or in the event of turbine from another manufacturer or wind power generation equipment, except in no event to other competitors of the Seller for wind power generation equipment. The Receiving Party shall obtain a written commitment from any recipient of Confidential Information to comply with the terms of this Section 29.2. Except in the case of disclosure to the Receiving Party’s employees, agents, attorneys, accountants, Affiliates, other contractors working on a Project, interconnection suppliers, operators, equity investors and Financing Parties who have a need to know to perform its obligations under the Contract or to use and maintain Equipment or Services, Confidential Information shall not be reproduced without the Disclosing Party’s written consent. After the termination or expiration of the Contract, the Receiving Party shall return or destroy at its option all copies of Confidential Information to the Disclosing Party upon request except to the extent that the Contract entitles the Receiving Party to retain the Confidential Information, the Confidential Information is required in connection with the resolution of a claim or dispute between the Parties, or the Confidential Information is necessary for the continued operation or maintenance of one or more Project.

29.3         Design Materials. Any drawings, specifications, designs, plans and other documents prepared by or on behalf of the Seller and/or its Subcontractors in connection with the Equipment or the Services (collectively, to the extent in the possession and control of the Seller, the “Design Materials”), and all intellectual property rights, if any, relating to the Design Materials or the contents of or concepts embodied in the Design Materials, are and shall remain the exclusive property of the Seller or the Subcontractors, as the case may be. The Seller hereby grants for itself, and to the extent it has the right to so grant from Subcontractors, for its Subcontractors, whichever is appropriate, a paid-up, non-exclusive, license (the “Design Materials License”) for the life of the Equipment for the Buyer to use, reproduce and have reproduced the Seller’s and its Subcontractors’ proprietary information in such Design Materials, subject to the confidentiality obligation in Section. 29.2 above and the following: (a) The Buyer may only use such Design Materials for the operation, maintenance and repair of the Equipment, in accordance with the efforts specified in the Contract, after Commercial Operation, but not for manufacturing spares or replacement components, equipment, etc. for the Project or any third party (other than as set forth in Section 14.2), or for the purpose of developing derivative information or products of any nature; and (b) the Design Materials License granted under this Section 29.3 is personal to the Buyer and shall apply to any of the Persons listed in Section 29.2(b) subject to the restrictions set forth in Section 29.2.

The Seller reserves all patent rights, and nothing in this Section. 29.3 shall be deemed to grant a license directly or by implication, estoppel or otherwise under any patent or patent application related to any information to which this Contract applies.

29.4         Disclosure Pursuant to Legal Process. If the Receiving Party or any of its representatives or Affiliates is required by law, legal process or a government agency to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice, and the Disclosing Party may seek an appropriate protective order or agency decision or waive compliance by the Receiving Party with this Article 29.

29.5         Intellectual Property. Nothing in this Article 29 grants the Receiving Party any license under any invention, patent, trademark or copyright now or later owned or controlled by the Disclosing Party.

29.6         Disclosure. Neither Party shall disclose Confidential Information to the other Party unless it is required to do so to enable it to perform work under the Contract. If either Party does disclose Confidential Information to the other Party, the Disclosing Party warrants that it has the right to disclose the information, and the Disclosing Party shall indemnify and hold the other Party harmless against any claims or damages resulting solely from such Party’s improper disclosure.

29.7         Equitable Relief. The Software, Documentation and Third Party Software include commercially valuable, substantial trade secrets, the design and development of which reflect the efforts of skilled development experts and investment of considerable amounts of time and money. The Buyer acknowledges that any use of the Software, Documentation or Third-Party Software in a manner inconsistent with the License will cause immediate irreparable harm to the Seller (or its Suppliers) for which there is no adequate remedy at law. The Buyer agrees that the Seller (or its Suppliers) shall be entitled to immediate and permanent injunctive relief from a court of competent jurisdiction in the event of any such breach by the Buyer. The Parties agree and stipulate that the Seller shall be entitled to injunctive relief without posting of a bond or other security; except that if the posting of a bond is a prerequisite to obtaining injunctive relief, then a bond in an amount equivalent to U.S. $1,000 shall be sufficient. The confidentiality obligations set forth in this Contract with respect to the Software and Documentation shall expire ten (10) years after termination of this Contract.

29.8         Term. As to any individual item of Confidential Information, the restrictions of this

Article 29 shall expire on the earlier of (a) five (5) years after the date of disclosure, and (b) three (3) years after termination or expiration of this Contract

ARTICLE 30. Assignment

30.1         Eligible Assignees. An “Eligible Assignee” is: (a) an Affiliate of the Buyer, or (b) an engineering or construction contractor under contract with the Buyer for the installation of the Equipment.

30.2         Buyer’s Right to Assign. The Buyer may assign some or all of its rights, and delegate some or all of its obligations, under this Contract (including, with limitation, the License and the Design Materials License), to an Eligible Assignee without the Seller’s consent; provided, however, that: (a) the Buyer shall notify the Seller of its intent to assign no less than ten (10) days prior to the execution of any such assignment; (b) the Buyer shall either (i) (subject to the limitations set forth in Article 24) guarantee the obligations of the assignee by executing a guaranty in a form acceptable to the Seller or (ii) retain its obligations under any payment and indemnity provisions of the Contract; (c) the first assignee may not further assign or delegate any rights or obligations hereunder except to the original Buyer, unless the first assignee is an Affiliate of the Buyer, in which case such assignee (and its assignees who are Affiliates of the Buyer) may further assign or delegate any rights or obligations to one or more Affiliate(s) of the Buyer (including the original Buyer); and (d) the Buyer shall in no event assign to its engineering or construction contractor the right to receive liquidated damages under this Contract. In addition, the Buyer may assign some or all of its rights, and delegate some or all of its obligations, under this Contract to any other third party subject to the prior written consent of the Seller (such consent not to be unreasonably withheld).

30.3         Collateral Assignment. Notwithstanding the requirements of Article 28 and Section 30.2,the Buyer may also, without the Seller’s consent, assign a collateral interest in this Contract, (including, with limitation, the License and the Design Materials License, to a Financing Party as collateral security for a loan, or in connection with any lease or any other financing arrangement, for the acquisition of the Equipment, the performance of the Services and/or the development of the Projects; provided, however, that the Buyer and such Financing Party agree that any foreclosure on such collateral interest, or assignment in lieu of foreclosure, shall occur only as the result of the exercise by the Financing Party of its remedies under the financing agreements relative to a default, bankruptcy or liquidation of the Buyer. A Financing Party may further assign such collateral interest in this Contract, including, without limitation, the License, without the Seller’s consent, to one or more of its designees at or after the time of such foreclosure or assignment in lieu of foreclosure.

30.4         Cooperation with Financing; Consent. The Seller shall cooperate with the Buyer, its Affiliates and any Financing Parties from time to time, including, without limitation, by furnishing such documentation and information as such Financing Parties may reasonably request and by entering into a consent and agreement with such Financing Parties in connection with any collateral assignment, certificates and other ancillary documents on such terms as may be customary under the circumstances and as shall be reasonably required by such Financing Parties, including without limitation, the terms set forth in Section 21.7 hereof. In addition, the Parties agree that, should any Financing Party require changes to the form of this Contact, the Parties will cooperate and negotiate in good faith to reach agreement to amend the Contract to the extent necessary to obtain financing in a manner that does not materially and adversely affect the Parties’ respective economic positions in the transaction.

30.5         Seller’s Right to Assign. The Seller may assign all of its rights in whole or in part and delegate its obligations under this Contract to any Affiliate; provided, however, that (a) the Seller shall notify the Buyer of its intent to assign no less than ten (10) days prior to the execution of any such assignment; (b) the General Electric Company shall (subject to the limitations set forth in Article 24) guarantee the obligations of the assignee by executing a guaranty in a form acceptable to the Buyer; (c) such Affiliate shall possess sufficient technical expertise and experience to perform the Seller’s obligations under this Contract in the reasonable opinion of the Buyer; and (d) General Electric Company shall remain the single point of contact for the Buyer under this Contract.

30.6         Conditions. Any assignment of this Contract shall be subject to all limitations of liability contained in this Contract. Neither Party may assign this Contract except in accordance with this Section 30.6. Any purported assignment not in accordance with this Section 30.6 shall be void and without effect.

30.7         Successors and Assigns. All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of, and be binding upon, their respective successors and permitted assigns.

ARTICLE 31. Representations and Warranties

31.1         Seller’s Representations. The Seller represents to the Buyer that, as of the date hereof:

31.1.1      Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the lawful power to engage in the business it presently conducts and contemplates conducting, and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

31.1.2      Power and Authority. The Seller has the authority to execute and carry out this Contract and to perform its obligations hereunder and all such actions have been duly authorized by all necessary corporate action on its part.

31.1.3      No Conflict. The execution, delivery and performance of this Contract shall not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the articles of incorporation or the bylaws of the Seller or any applicable Laws or any material covenant, agreement, understanding, decree, indenture, instrument or order to which the Seller is a party or by which the Seller or any of its properties or assets is bound or affected.

31.1.4      Validity and Binding Effect. This Contract has been duly and validly executed and delivered by the Seller. This Contract constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. To the best of the Seller’s current knowledge, no authorization, approval, exemption or consent by any governmental or public body or authority is required in connection with the authorization, execution, delivery and carrying out of the terms of this Contract.

31.1.5      Patents, Licenses, Franchises. The Seller owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to perform the Work and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

31.1.6      Compliance with Laws. The Seller has complied with all applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities that in the aggregate have materially affected or may materially affect the business operations or financial condition of the Seller or its ability to perform the Work.

3 1.1.7     Seller’s Solvency. The Seller is now, and after giving effect to this Contract, shall be, in a solvent condition.

31.1.8      Seller Qualified. The Seller is fully experienced and properly licensed, equipped, and in all ways competent and qualified to perform all aspects of the Work in accordance with the terms set forth herein.

31.1.9      Licenses. The Seller is the holder of all necessary governmental consents, licenses, permits or other authorizations required under the applicable Laws to operate or conduct its business as contemplated herein.

31.2         Buyer’s Representations. The Buyer represents to the Seller that, as of the date hereof:

31.2.1      Organization and Qualification. The Buyer is a Delaware limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware, and has the lawful authority to engage in the business it presently conducts and contemplates conducting.

31.2.2      Power and Authority. The Buyer has the authority to make and carry out this Contract and to perform its obligations hereunder.

31.2.3      No Conflict. The execution, delivery and performance of this Contract shall not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the Buyer’s constituent documents or any applicable Laws or any material covenant, agreement, understanding, decree, indenture, instrument or order to which the Buyer is a party or by which the Buyer or any of its properties or assets is bound or affected.

3 1.2.4     Validity and Binding Effect. This Contract has been duly and validly executed and delivered by the Buyer. This Contract constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. To the best of the Buyer’s current knowledge, no authorization, approval, exemption or consent by any governmental or public body or authority is required in connection with the authorization, execution, delivery and carrying out of the terms of this Contract.

31.2.5      Compliance with Laws. The Buyer has complied with all applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect the business operations or financial condition of the Seller or its ability to perform the Work.

31.2.6      Buyer’s Solvency. The Buyer is now, and after giving effect to this Contract shall be, in a solvent condition.

ARTICLE 32. Governing Law; Disputes

32.1         Governing Law.  This Contract shall be construed and interpreted in accordance with the laws of the State of New York, excluding the conflict of law rules (other than Section 5-1401 of the New York General Obligations Law).

32.2         Referral to Senior Management. In the event of any controversy, dispute or difference between the Parties to this Contract, either Party may provide notice of the dispute to the other Party. If the controversy, dispute or difference is not amicably settled by the Parties within fifteen (15) days following notice of dispute, it shall be referred to senior management of the Parties for resolution. In the event the controversy, dispute or difference has not been resolved within thirty (30) days following referral to senior management (or such longer period as the Parties may mutually agree), then either Party may pursue its remedies at law.

32.3         Venue. Any legal action or proceeding with respect to this Contract shall be brought in the United States District Court for the Southern District of New York or, if such court lacks jurisdiction, in the Supreme Court of the State of New York in New York County. Each of the Parties hereby accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Parties irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address first set forth in Section 33.12. Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Contract brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

32.4         Continuation of Work. Pending final resolution of any controversy, dispute or difference, the Parties shall continue to fulfill their respective obligations under this Contract.

ARTICLE 33. Miscellaneous

33.1         Rules of Interpretation; Definitions.

33.1.1      Rules of Interpretation. When used in this Contract: (a) all terms defined in this Contract in the singular shall have the same meaning when used in the plural and vice versa; (b) the words “hereof”, “herein”, and “hereunder” and words of similar import shall refer to this Contract as a whole and not any particular provision of this Contract, and article, section, subsection, schedule, attachment, exhibit and appendix references are to this Contract unless otherwise specified; (c) all terms defined in this Contract shall have the defined meanings when used in any other document made or delivered pursuant hereto; (d) “or” is not exclusive; (e) a reference to a Law includes any amendment or modification to such Law; (f) a reference to a Person includes its permitted assigns and successors; (g) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms and as permitted thereby; (h) the term “including” means “including, without limitation”; (i) each reference to “days” shall mean calendar days, unless the term “Business Days” is used; and (j) the article, section and condition headings have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties.

33.1.2      Definitions. Capitalized terms used in this Contract shall have the meanings set forth in Schedule I, unless in any particular instance it is expressly indicated otherwise.

33.2         Order of Precedence. The Contract consists of the body of this Contract, its Schedules, Attachments, Exhibits, Appendices, and any Purchase Orders issued pursuant to the Contract. All parts of the Contract are intended to be complementary and what is set forth in any one document is as binding as if set forth in each document. In the event of any conflict, discrepancy, error or omission among any parts of the Contract, either Party shall immediately notify the other Party and both Parties shall decide how to remedy such conflict, discrepancy, error or omission. If the Parties cannot resolve any such conflict, discrepancy, error or omission by mutual agreement, the matter shall be submitted for resolution in accordance with Article 32. Subject to the preceding three sentences, the parts of the Contract should take the following order of precedence:

33.2.1      Purchase Order (together with its exhibits and schedules);

33.2.2      the body of this Contract (Articles 1 through 33) and Schedule I “Definitions”;

33.2.3      Attachments to the Contract;

33.2.4      Appendix A “Technical Specifications”; and

33.2.5      Exhibits to the Contract.

33.3         Entire Agreement. This Contract represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof. Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Contract.

33.4         No Joint Venture. Nothing contained in this Contract shall be construed as constituting a joint venture or partnership between the Seller and the Buyer.

33.5         Independent Contractor. The Seller shall be an independent contractor with respect to each Project, each part thereof and the Work performed pursuant to this Contract, and neither the Seller, its Subcontractors, its Suppliers, nor the employees of any of them, shall be deemed to be agents, representatives, employees or servants of the Buyer in the performance of the Work, or any part thereof. The Buyer shall not have the right to any actual, potential or other control over the methods and means by which the Seller or any of its agents, representatives, Subcontractors, Suppliers or employees conducts its independent business operations. The Parties covenant and agree that in the performance of the Work by the Seller, the Seller shall not perform any act or make any representation to any Person to the effect that the Seller or any of its agents, representatives, Subcontractors or Suppliers, is the agent of the Buyer.

33.6         Third-Party Beneficiaries. Except as expressly provided herein with respect to the Financing Parties, these provisions are for the benefit of the Parties hereto and not for any other third party.

33.7 Amendments. No amendments, modifications, revision or other change of this Contract shall be valid unless evidenced in writing and signed by a duly authorized representative of both Parties.

33.8         Waiver. No waiver of any of the terms, provisions or covenants of this Contract shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the waiver is sought. It is understood and agreed that any delay, waiver or omission by the Buyer or the Seller in any of the terms, provisions or covenants of this Contract shall not be construed to be a waiver by the Buyer or the Seller of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the Seller or the Buyer.

33.9         Severability. In the event that any of the provisions, or portions or applications thereof, of this Contract is held to be unenforceable or invalid by any court of competent jurisdiction, the Buyer and the Seller shall negotiate an equitable adjustment in the provisions of this Contract with a view toward effecting the purposes of this Contract, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected.

33.10       Records. The Seller shall keep and maintain full, complete and detailed records pertaining to each Project, including copies of all contracts with its Subcontractors and Suppliers, for a period of two (2) years following Commercial Operation of such Project.

33.11       Notice. Any notice required or permitted to be given by the Buyer to the Seller hereunder shall be in writing and shall be addressed to:

SELLER:

GENERAL ELECTRIC

One River Road

Schenectady, NY 12345

Attention:

Facsimile No.:

With copies to:

and any notice required or permitted to be given by the Seller to the Buyer hereunder shall be in writing and shall be addressed to:

BUYER:

NOBLE ENVIRONMENTAL POWER 2006 HOLD CO, LLC

c/o Noble Environmental Power, LLC

8 Railroad Avenue

Second Floor, Suite 8

Essex, CT 06426

Attention: Daniel Haas

Facsimile No.: (860) 767-7041

With a copy to:

LATHAM & WATKINS LLP

555 Eleventh Street,

N.W. Washington, D.C. 20004

Attention: John L. Sachs

Facsimile No.: (202) 637-2201

All notices shall be delivered (a) in person to the address listed above, (b) via certified mail with a return receipt requested in a securely sealed envelope, or (c) via telephonic document transfer, and such notices shall be effective when sent if delivered by method (a) or (c) or three (3) days after being properly mailed as provided in method (b) above, in each case to the address specified above; provided, however, that service by method (c) after 5:00 p.m. local time of the recipient shall be deemed received on the following Business Day. The Parties may designate, from time to time, another address or office to which notices may be given pursuant to this Contract by following the procedure in this subparagraph.

33.12       Electronic Communication. Throughout the term of this Contract (including the Warranty Period), the Buyer shall provide a broadband connection exclusively for Seller’s required bandwidth of 1.5 MBPS to each Project for remote data monitoring.

33.13       Further Assurances. The Seller and the Buyer agree to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party which are not inconsistent with the provisions of this Contract and which do not involve the assumption of obligations other than those provided for in this Contract, in order to give full effect to this Contract and to carry out the intent of this Contract.

33.14       Survival. The provisions of Article 16, 23, 24, 26, 27, 28, 29, 30, 32, 33 and Sections 14.2, 15.3, 21.3, 21.4 and 21.6 shall survive termination of this Contract.

33.15       Counterparts. This Contract may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF the Parties have caused this Contract to be executed by their authorized representatives on the date first above written.

Seller		Buyer

GENERAL ELECTRIC COMPANY		NOBLE ENVIRONMENTAL POWER 2006 HOLD CO. LLC

By:	/s/ John D. Tumy	By:	/s/ Charles C. Hinckley
	Name: John D. Tumy		Name: Charles C. Hinckley
	Title: Commercial Director		Title: President

Schedule I

Definitions

(a)	“Acceptance Certificate” shall have the meaning ascribed in Section 8.5.

(b)

“Affiliate” shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with a Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities or partnership or other ownership interests or by contract or otherwise.

(c)	“Balance of Plant” or “BOP” shall mean any items of Equipment that are not associated with a particular wind turbine and do not constitute part of a Unit.

(d)	“Business Day” shall mean any day, other than a Saturday or Sunday or a day on which national commercial banking institutions in New York, New York are required by law to close.

(e)	“Buyer” shall mean the entity so identified in the recitals to the Contract.

(f)

“Buyer Taxes” shall mean all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem, consumption, excise, franchise, gross receipts, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), other than Seller Taxes, imposed by any governmental authority of any country on the Seller or its employees, its Subcontractors or Suppliers due to the execution of any agreement, including the Contract, or the performance of or payment for Work under the Contract.

(g)

“Change in Codes and Standards” shall mean a change in any code or standard identified in Appendix A after the date of this Contract that imposes any mandatory requirements on the Seller’s manufacturing, fabrication, production, assembly, shipping or transporting processes or activities in respect of this Contract and that was not caused directly or indirectly by the actions or inactions of the Seller.

(h)

“Change in Law” shall mean a change to a Law, or a change in the interpretation or application of a Law by the cognizant executive or judicial authorities after the date of this Contract; provided, however, that Change in Law shall not include (i) a change in federal, state, or local income tax; (ii) an enactment, adoption, promulgation, or change in the interpretation or application of a Law that is published prior to the date hereof but that becomes effective after the date hereof; or (iii) an enactment, adoption, promulgation, or change in the interpretation or application of a Law that affects the Seller’s manufacturing, fabrication, production, assembly, shipping or transporting processes or activities.

(i)

“Change Order” shall mean a written agreement to change the Equipment or Services which describes the change, identifies the writing as a Change Order, sets out adjustments, if any, in the Contract and/or the Purchase Order Price and any schedule or dates for performance, and is signed by both Parties.

(j)	“Claim” shall have the meaning ascribed in Section 27.1.

(k)	“Commercial Operation” shall have the meaning ascribed in Section 8.2, with respect to each

Unit or a Project, as applicable.

(l)	“Commercial Operation Certificate” shall have the meaning ascribed in Section 8.2.

(m)	“Confidential Information” shall have the meaning ascribed in Section 29.1.

(n)	“Contract” shall have the meaning ascribed in the preliminary statements hereto and shall include all the parts listed in Section 33.2.

(o)	“Contract Currency” shall have the meaning ascribed in Section 11.1.

(p)	“Contract Price” shall mean the total firm price as stated in Section 11.1, as such price may be adjusted from time to time in accordance with the Contract.

(q)	“Converter Commissioning Test (CCT)” shall have the meaning ascribed in Appendix A.

(r)	“Data Subject” shall have the meaning ascribed in Section 29.1.

(s)	“Default Notice” shall have the meaning ascribed in Section 21.7.

(t)	“Default Rate” shall mean an interest rate equal to (i) the “Prime Rate” plus two per cent 2%), or (ii) the maximum rate permitted by applicable Law, whichever is less.

(u)

“Delivery” shall mean delivery of the Equipment to the point nearest a Site accessible by common carrier, not unloaded from any arriving means of transport in accordance with the requirements of the Contract and the relevant PO. The Buyer shall unload the Equipment within forty-eight (48) hours after Delivery.

(v)	“Derivative Work” shall mean a computer software product developed by a licensee, which software product incorporates all or portions of Seller Software.

(w)	“Design Materials” shall have the meaning ascribed in Section 29.3.

(x)	“Disclosing Party” shall have the meaning ascribed in Section 29.1.

(y)	“Documentation” shall mean all written material in any form (except training materials) referencing the Software and Third-Party Software.

(z)	“Eligible Assignee” shall have the meaning ascribed in Section 30.1.

(aa)

“Equipment” shall mean electrical or mechanical apparatus to be engineered and procured by the Seller and incorporated into a Project, and consisting of one or more Units and any BOP provided by the Seller, together with all Software and Third Party Software provided by the Seller pursuant to this Contract, all as described in Attachment 2 to the Contract and as more fully described in Appendix A .

(bb)	“Error” shall have the meaning ascribed in Section 16.7.

(cc)	“Field Commissioning and Acceptance Test (FCAT)” shall have the meaning ascribed in Appendix A.

(dd)	“Final Acceptance” shall mean that a Project has been accepted in accordance with Section 8.5.

(ee)

“Financing Party” shall mean (i) any lender providing construction, interim or long-term financing (including any refinancing thereof) for the Equipment, a Project or any asset related thereto, any lessor under a leveraged lease transaction, or any trustee or agent acting on their behalf (including, without limitation, the independent engineer selected by such Persons, if any); (ii) any Person to which the Buyer grants a security interest in the Equipment; and (iii) any equity investor providing financing or refinancing for the Equipment, a Project or any asset related thereto, or any trustee, agent, or independent engineer acting on its behalf.

(ff)

“Hazardous Substance” shall mean any hazardous or toxic substance or pollutant which, pursuant to any applicable Law, has been determined, or at any future time may be determined, to be hazardous, toxic or dangerous to human health or the environment, including but not limited to any hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C.A. § 9601 et seq.), any solid waste under the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.A. § 6901 et seq.), or any pollutant, waste or toxic substance under the Clean Air Act, as amended (42 U.S.C.A. § 7401 et seq.), the Clean Water Act, as amended (33 U.S.C.A. § 1251 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C.A. § 3001 et seq.), or the Toxic Substances Control Act, as amended (15 U.S.C.A. § 2601 et seq.), and any applicable state laws.

(gg)	“Indemnified Party” shall have the meaning ascribed in Section 23.1.

(hh)	“Indemnifying Party” shall have the meaning ascribed in Section 23.1.

(ii)

“Installation Manual” shall mean the Unit-specific written instructions provided by the Seller at least ninety (90) days prior to Delivery of each Unit which are used by the Buyer during unloading and installation of such Unit to handle various installations.

(jj)

“Intellectual Property” shall mean the collective reference to all intellectual property, whether arising under federal, state, multinational or foreign Laws or otherwise, including, without limitation, copyrights, patents (including pending and future continuations and continuations in part, divisions and their continuations and continuations in part, reissues, reexaminations and foreign counterparts), trademarks, service-marks, know-how and processes, formulas, trade secrets, licenses of any of the foregoing, and all rights to sue at law or equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

(kk)

“Laws” shall mean those laws, regulations, decrees or similar orders with mandatory effect issued by the legislative, judicial or executive branch of any relevant government or supranational body, as interpreted and applied, to the extent such laws, regulations, decrees or similar orders are applicable to the Contract and/or the Work.

(ll)	“License” shall have the meaning ascribed in Section 28.1.

(mm)	“Major Components” shall mean, with respect to a wind turbine, the tower, the rotor, the gear box, the hub, the blades, the low voltage distribution panel and the converter.

(nn)

“Mechanical Completion” shall mean that (i) all Equipment comprising the relevant Unit (including all materials and components but excluding minor or Punch List items) shall have been installed, erected, aligned, and adjusted at the Site in a non-operating condition, in accordance with Appendix A, (ii) backfeed power and grid connection for the relevant Unit has been provided or alternative commissioning power have been made available by the Buyer, (iii) a complete fiber optic network connection for the relevant Unit compliant with the minimum SCADA requirements established by the Seller has been provided, (iv) the relevant Unit is ready for initial operation in a safe manner, and (v) the Buyer has provided the Seller with a Mechanical Completion Certificate.

(oo)	“Mechanical Completion Certificate” shall have the meaning ascribed in Section 8.1.

(pp)	“Nominated Units” shall have the meaning ascribed in Section 18.2 and set forth in further detail in Appendix A.

(qq)	“Option” shall have the meaning ascribed in Section 2.3.

(rr)	“Owner” shall mean that Person who directly owns a Project.

(ss)	“Party” and “Parties” shall have the meanings ascribed in the recitals to the Contract.

(tt)	“Payment Schedule” shall mean the schedule of payments set forth in Attachment 3.

(uu)	“Performance Schedule” shall mean the schedule of milestones described in Attachment 4.

(vv)	“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, joint venture, trust, unincorporated organization or governmental authority.

(ww)	“Personal Data” shall have the meaning ascribed in Section 29.1.

(xx)	“Power Curve Guarantee” shall have the meaning ascribed in Section 18.1.

(yy)

“Product Support Services” shall mean services provided by technical advisors of the Seller required to execute Seller’s Scope of Work set forth in Attachment 2 as it pertains to the act or supervision of unloading, installation, start-up, testing, commissioning and initial operation and maintenance of any of the Major Components, other Equipment, Base GE SCADA, Base Wind Farm Management System or any other Options (if selected by the Buyer).

(zz)	“Progress Payments” shall mean those payments which are not associated with milestone events, as described in Attachment 3.

(aaa)	“Project” shall have the meaning ascribed in the Recitals of the Contract.

(bbb)

“Prudent Engineering Practices” shall mean those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are generally used by professional construction and engineering firms performing engineering, procurement and construction services on wind energy facilities of the type, size and location similar to the Projects which, in the exercise of reasonable judgment and in the light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the engineering, procurement and construction of wind energy generating and operating equipment and other electrical equipment, facilities and improvements, and as are in accordance with Law and generally accepted national standards of professional care, skill, diligence and competence applicable to engineering, procurement, construction and project management practices.

(ccc)

“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may be changed from time to time, as are generally used in the operation and maintenance of privately owned wind generated electric power generation facilities similar to the Projects, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the operation and maintenance of wind generation facilities similar to the Projects, and as are in accordance with Law and generally accepted national standards of professional care, skill, diligence and competence applicable to operation and maintenance practices.

(ddd)

“Punch List” shall mean the list prepared (and periodically revised as necessary) by the Seller and agreed by the Buyer, which list shall set forth certain items of Work with respect to a specific Project that do not materially affect any Unit’s operability or achievement of Commercial Operation, but which must be performed to ensure that such Unit complies with the standards and requirements set forth in the Contract and the PO.

(eee)	“Purchase Order” or “PO” shall have the meaning ascribed in Section 2.2.

(fff)	“Purchase Order Price” shall have the meaning ascribed in Section 11.1.

(ggg)	“Receiving Party” shall have the meaning ascribed in Section 29.1.

(hhh)

“Release” means the release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating, including from prior spills, into the indoor or outdoor environment of any Hazardous Substance (including, without limitation, the abandonment or discarding or barrels, drums, or other containers containing any such Hazardous Substance through, at, on, above, under, around or in the air, soil, surface water, or groundwater).

(iii)	“Scheduled Major Component Shipment Dates” shall have the meaning ascribed in Section 2.2.

(jjj)	“Schedule of Options” shall mean the schedule described in Attachment 5.

(kkk)	“Seller” shall have the meaning ascribed in the recitals to the Contract.

(lll)

“Seller Taxes” shall mean (i) corporate and individual taxes that are measured by net income or profit that are imposed by any governmental authority of any country on the Seller, its employees, Subcontractors or Suppliers; (ii) import duties imposed due to the execution of any agreement, including the Contract, or the performance of, or payment for, Work under the Contract; and (iii) all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem, consumption, excise, franchise, gross receipts, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), that are imposed by any governmental authority of any country, province or state on the Seller or its employees, its Subcontractors or Suppliers due to the manufacturing, shipment and/or transportation (if the Seller transports the Equipment pursuant to Article 5) of any of the Equipment and/or Services.

(mmm)	“Serial Defect” shall have the meaning ascribed in Section 16.3.

(nnn)	“Services” shall mean all of the services described in Attachment 2 hereto and more fully described in Appendix A .

(ooo)

“Ship” or “Shipment” shall mean for items manufactured in the US, placing an item of Equipment at the disposal of the Buyer at the Seller’s premises or another named place not cleared for export and not loaded on any collecting vehicle, or for items manufactured outside of the US, clearing an item of Equipment for import, not unloaded from any arriving means of transport at the named place of destination.

(ppp)	“Site” shall mean the location where the Equipment will be installed or that Services will be provided.

(qqq)	“Site Suitability Analysis” shall mean the analysis conducted by the Seller to determine the adequacy of the wind turbine as described in Attachment 2.

(rrr)	“Software” shall mean the Seller’s proprietary computer software and software security devices provided by the Seller under Article 28.

(sss)	“Sound Level Guarantee” shall mean the maximum sound power level emitted from a Unit as set forth in Appendix A.

(ttt)

“Source Code” shall mean the human-readable version of a software program that can be compiled, linked or interpreted into executable versions of the Software together with reasonably detailed instructions identifying the compilers, tools and methods necessary to successfully complete such task.

(uuu)	“Startup and Commissioning” shall mean the preparation of each Unit for Commercial Operation as more fully described in Attachment 2 and Appendix A .

(vvv)

Subcontractor(s)” shall mean any Person who supplies to the Seller or the Buyer (other than the Seller), as applicable, labor or other services to be performed at the Site in connection with this Contract.

(www)

“Supplier(s)” shall mean any Person who supplies to the Seller or the Buyer (other than the Seller), as applicable, material, equipment, labor, goods, or services in connection with the Seller’s or the Buyer’s, as applicable, obligations under this Contract, other than contracts for labor or other services to be performed at the Site.

(xxx)	“Support” shall have the meaning ascribed in Section 21.4.

(yyy)	“Target Date” shall have the meaning ascribed in Section 17.2.

(zzz)	“Technical Advisory Services” shall mean the support provided by the Seller during installation, startup and commissioning.

(aaaa)	“Technical Specifications” shall mean the technical specifications for the Equipment and Services, all as set forth in Appendix A .

(bbbb)	“Termination Schedule” shall mean the schedule of termination charges set forth in Attachment 7 to the Contract.

(cccc)	“Third Party Software” shall mean any proprietary computer software owned by a third party that the Seller provides to the Buyer.

(dddd)	“Transportation Charge” shall have the meaning ascribed in Article 5.

(eeee)	“Unit” shall mean a single wind turbine and its associated generator, together with those accessories associated only with that turbine.

(ffff)	“Unit Acceptance” shall mean that a Unit has been accepted in accordance with Section 8.5.

(gggg)	“Unit Price” shall have the meaning ascribed in Section 11.1.

(hhhh)	“Warranty Period” shall have the meaning ascribed in Section 16.1.

(iiii)	“Work” or “Scope of Work” shall have the meaning ascribed in Section 2.1, as more fully described in Attachment 2.

Attachment 1
Description of Projects and Scheduled Major Component Shipment Dates
Projects(1)

***

2006 Shipment Schedule

Fiscal Week	Major Component Shipment Date(2)	***	***	***	***	Weekly Total
21	***	***				***
22	***	***				***
23	***	***				***

(1) The Parties hereby acknowledge and agree that the advance notice requirements set forth in the fourth sentence of Article 4, Shipment, of the Contract, have been fulfilled.

(2) Each of the dates listed in this column shall be the last date by which the Seller shall Ship all of the Major Components for a complete Unit; provided, however, that all DTA’s and all butt and mid sections of all towers for all of the Units shall be shipped by 10/13/06.

24	***	***	***
29	***		***
30	***		***
31	***		***
32	***		***
33	***		***
34	***		***
35	***		***
36	***		***
37	***		***
38	***		***
39	***		***
40	***		***
41	***		***
42	***		***
43	***		***
Total:		***	***

Note: Specific Project allocation to be defined at a later date. The Buyer recognizes that Site Suitability Analyses will be required.

The Seller shall make commercially reasonable efforts to ensure that *** — *** of the towers will be manufactured at the Marmon facility, in Quebec, Canada.

The Seller shall credit the Buyer for extended topping crane usage in the amount of (i) $*** USD if any Major Components are Delivered during FW 42 and no Major Components are Delivered during FW 43; (ii) $*** USD if any Major Components are Delivered during FW 43 and no Major Components were Delivered during FW 42; or (iii) $*** USD if any Major Components were Delivered during FW 42 and during FW 43.

Attachment 2

Scope of Work

Item	Item Price	Quantity	Total Price
Wind Turbine Generator (WTG) (1)	***

• Nacelle and hub: 1.5 MW SLE (2)	***	***

• Tower: MTS 3-section with T-flange (3)	***	***

• Blade set: 77 meter rotor diameter (4)	***	***	***

• Down tower assembly(5)		***

• Parts shipped loose kit	***	***

• 500 Lb Capacity winch	***
Site Suitability Analysis (6)	***
Base GE SCADA (7)(8)	***	***	***
LVRT2	***	***	***
Cold Weather Extreme Temperature Range: Operation: -30°C to +40° C Survival: -40°C to +50° C Note: At higher elevations,the maximum operating temperature is reduced.	***	***	***
Base Wind Farm Management System	*** ***	*** ***	*** ***
Project Support Services (9)	***	***	***

*** *** ***
Special installation tools	***	***
Shipping fixtures	***	***	***
Warranty (as described in the Contract)	***	***	***

Enhanced Reactive Power Capability

•      Static power factor setting between 0.90 overexcited (lagging, reactive power delivered) to 0.90 underexcited (leading reactive power absorbed) at 1.0pu voltage (575V) and full power (1500kW) at the WTG terminals.

	***	***	***
Total Contract Price			***

NOTES:

(1)   Summary specifications

•      Standard Temperature Range:

o Operation: -15°C to +40° C. (Thumb Project shall be -20°C to +40° C)

o Survival: -20°C to +50° C.

Note: At higher elevations, the maximum operating temperature is reduced.

•      Corrosion Protection per ISO 12944-2: External components rated to C3; internal rated to C2.

•                  Static power factor setting between 0.95 overexcited (lagging, reactive power delivered) to 0.90 underexcited (leading reactive power absorbed) at 1 .0pu voltage (575V) and full power (1500kW) at the WTG terminals.

(2)   Includes generator, main shaft, bearings, drive train couplings, rotor hub, gearbox (with first oil fill), generator cooling system, hydraulic system, yaw drive system, blade pitch mechanism including drive motors and control system, wind speed and direction sensors, lightning protection system, braking system, instrumentation, and other related components.

GE Monogram on Nacelle not included unless otherwise instructed by Buyer (200 days in advance).

(3)   Three section steel tower with “T”-flange base for bolting to concrete foundation. The actual height of the tower is listed in Drawing 903216 (Please contact Project Manager to obtain the applicable revision of this drawing).

The foundation anchor bolt pattern is shown in Drawing 903216. Tower sections to be supplied with loose parts kit (lugs, bolts, connections) for erection EXCEPT anchor bolt templates, anchor bolts, rigging equipment, and lifting beam, which are outside of the Seller’s Scope of Work.

Tower internals include ladders, platforms, power cabling (with all necessary terminations), fall protection, lighting. Towers will be delivered to Site pre-wired.

(4)   Blade sets consist of three fiberglass epoxy resin blades in accordance with the Technical Specifications.

(5)   Seller’s Scope of Work includes all electrical and electronic wire and cables from the machine head to the down tower equipment. It does not include splicing labor or crimping tools (but does include heat shrink, conductive paste, and barrel splices required to splice cable) between tower sections or connection from BOP equipment (eg. Padmount transformer) to the down tower assembly.

(6)   Based on Buyer-provided data, as requested in the Windfarm Met Data Form and Project Information Form, GE will conduct a Site Suitability Analysis that will determine the adequacy of 1 ..5sle. GE’s review will determine if the foregoing Scope of Work is sufficient based on:

•   Number of days with temperature below –20°C

•   Predicted fatigue loading

•   Predicted maximum 3 second gust, 50 year return period

•   Expected seismic loading

The Buyer is responsible for submitting the requested information in a timely manner. A Site Suitability Analysis is to be carried out by the Seller’s engineering team in accordance with the established standards and procedures applied in a non-discriminatory manner for each proposed wind farm location. If the Scope of Work is not sufficient, one or more of the Options described in the Schedule of Options may be recommended by the Seller. In some cases (for example, extreme expected seismic loads), a specialized configuration may be necessary that can delay the Scheduled Major Component Shipment Dates and/or increase the Contract Price and/or the Purchase Order Price. Such Site-specific risks are sole responsibility of the Buyer.

(7)   Base GE SCADA system: Includes a basic communication rack that can support up to four (4) single-mode communication loops (that connect the first WTG in the loop to the master SCADA communication rack), and four (4) multi-mode loops.

(8)   One (1) Metmast SCADA package (enclosure, anemometer, windvane, sensors, cable, boom) per each test tower required per the Machine Power Performance Tests (MPPT), assuming each Unit to be tested will require an associated test tower to satisfy the elevation relationship requirements is also included.

(9)   Project Support Services include:

•                  Technical Advisory Support at the Project Site during installation, Startup and Commissioning.

•                  Site receiving supervision and inventory control for the Seller’s Scope of Work.

•                  Supervision of use of specialized installation tools.

•                  Commissioning of Unit, SCADA, and WFMS (if WFMS option is selected by the Buyer).

•                  Start-up support during initial operations to assist O&M Staff.

•                  Two full sets of operations and maintenance manuals printed and bound plus a copy on CD.

•                  The Project Support Services shall include a staffing plan for each Project and a number of man-weeks of services to be provided for each Project, and shall be provided to the Buyer at least 120 days in advance of the performance of the Work at the Site for the Project.

Attachment 3
Payment Schedule

Payments shall be made in accordance with the following schedule:

***

The Parties acknowledge and agree that Noble Environmental Power, LLC on behalf of the Buyer paid the Seller the amount of $*** against the Contract Price on August 15, 2005, and the Seller hereby discharges that amount of the Buyer’s liability under the Contract.

Refer to Article 12 for further invoicing and payment details.

* If any of the Progress Payments listed above would be due after the Shipment of the first group of Units for the relevant Project, the Seller shall provide the Buyer an invoice for the unpaid amount of such Progress Payments relating to the Units for the relevant Project (a “True-Up Amount”) and the Buyer shall pay such True-Up Amount on the same date the Buyer pays for such Shipment all in accordance with Article 12 of the Contract. For the avoidance of doubt, the True-Up Amount shall be the amount necessary to bring the total payments made with respect to the Units for the relevant Project equal to 40% of the total amount owed for such Units (excluding the payment due upon Shipment).

Attachment 4
Performance Schedule

The following table will be included in each Purchase Order :

Milestones	Milestone Event	Milestone Date
***	***	***
***	***	***
***	***	***
***	***	***

Note: The Parties acknowledge and agree that the Milestones Dates set forth for the Milestones 1, 2 and 4 in this Attachment 4 are included solely for purposes of Section 12.1 of the Contract.

Attachment 5

Schedule of Options

The Buyer shall have the option to purchase the following Equipment and/or Services on or before the Exercise Date(s) stated below and for the prices stated subject to availability, and the Seller shall provide transportation service in accordance with Section 5.2 of the Contract. Any Option for the 2005 and 2006 Units requested by the Buyer after the Exercise Date will require a Change Order and may involve a change in the Scheduled Major Component Shipment Dates.

Item	Item Price	Basis	Exercise Date
Transportation (US Ground Transport to Site)	***	***	***
Additional Technical Advisor (TA)	***	***	***

Enhanced Reactive Power Capability

•      Static power factor setting between 0.90 overexcited (lagging, reactive power delivered) to 0.90 underexcited (leading active power absorbed) at 1.0pu voltage (575V) and full power (1500kW) at the WTG terminals.

	***	***	***
Low Voltage Ride Through I (LVRT I): 30% voltage at the point of intersection for 100msec	***	***	***
Low Voltage Ride Through II (LVRT II): 15% voltage at the point of intersection for 625msec for single- and three-phase faults; 200msec for two-phase faults	***	***	***
Base Wind Farm Management System Features: • Dynamic VAR Control • Line Drop Compensation	*** *** *** ***	*** *** *** ***	***

• Power Curtailment • Capacitor/Reactor Bank Control • Ramp Rate/Power Fluctuation Control	*** *** ***	*** *** ***
Cold Weather Extreme Temperature Range: Operation: -30°C to +40° C Survival: -40°C to +50° C Note: At higher elevations, the maximum operating temperature is reduced.	***	***	***
Grid Studies	***
Additional Corrosion Protection	***	***	***
Site Specific Power Curve (for Low Turbulence Intensity conditions)	***	***
Obstruction Lighting (beacons, platforms, mounting brackets, cabling, installation hardware) • L810 • L864 • L865	*** *** ***	***	***
Additional SCADA Metmast package (enclosure,anemometer,windvane,sensors, cable, booms)	***	***	***
Additional Special Tools • Pitch Drive Control Box Blade Trailing Edge Protector	*** ***	*** ***	***

Attachment 6
Power Curve Liquidated Damages

Payment Date	Amount of Liquidated Damages
***	***
***	***

Attachment 7

Termination Schedule

Months Prior to Scheduled Major Component Shipment Dates	Termination Charge per Unit terminated (percent of Unit price)
***	***
***	***
***	***
***	***
***	***
***	***
***	***